                                                                    Exhibit 4.3





--------------------------------------------------------------------------------



                     FLEET BANK (RI), NATIONAL ASSOCIATION,
                                    Servicer,



                         FLEET CREDIT CARD FUNDING, LLC,
                                   Transferor,



                                       and



                             BANKERS TRUST COMPANY,
                                     Trustee



                        FLEET CREDIT CARD MASTER TRUST II



              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 1993
                  As Amended and Restated as of January 1, 2002



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   Definitions

Section 1.01. Definitions .................................................   2

Section 1.02. Other Definitional Provisions ...............................  22

Section 1.03. Assumption Agreement ........................................  23


                                   ARTICLE II
                            Conveyance of Receivables

Section 2.01. Conveyance of Receivables ...................................  24

Section 2.02. Acceptance by Trustee .......................................  26

Section 2.03. Representations and Warranties of the Transferors Relating
              to the Transferors ..........................................  27

Section 2.04. Representations and Warranties of the Transferors Relating
              to the Agreement and Any Supplement and the Receivables .....  29

Section 2.05. Reassignment of Ineligible Receivables ......................  31

Section 2.06. Reassignment of Receivables in Trust Portfolio ..............  32

Section 2.07. Covenants of the Transferors ................................  33

Section 2.08. Addition of Accounts ........................................  38

Section 2.09. Removal of Accounts and Participation Interests .............  42

Section 2.10. Account Allocations .........................................  43

Section 2.11. Discount Option .............................................  44

Section 2.12. Restrictions on Removal of Accounts and Participation
              Interests ...................................................  44


                                   ARTICLE III
                   Administration and Servicing of Receivables

Section 3.01. Acceptance of Appointment and Other Matters Relating to the
              Servicer ....................................................  46

Section 3.02. Servicing Compensation ......................................  47

Section 3.03. Representations, Warranties and Covenants of the Servicer ...  48

Section 3.04. Reports and Records for the Trustee .........................  50

Section 3.05. Annual Certificate of Servicer ..............................  51

Section 3.06. Annual Servicing Report of Independent Public Accountants;
              Copies of Reports Available .................................  51
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Section 3.07. Tax Treatment ...............................................  52

Section 3.08. Notices to Fleet (RI) .......................................  52

Section 3.09. Adjustments .................................................  52

Section 3.10. Reports to the Commission ...................................  53

Section 3.11. Termination of Authority Upon Termination of Trust ..........  53


                                   ARTICLE IV
                 Rights of Certificateholders and Allocation and
                           Application of Collections

Section 4.01. Rights of Certificateholders ................................  54

Section 4.02. Establishment of Collection Account and Excess Funding
              Account .....................................................  54

Section 4.03. Collections and Allocations .................................  57

Section 4.04. Shared Principal Collections ................................  59

Section 4.05. Allocation of Trust Assets to Series or Groups ..............  59


                                    ARTICLE V
                 Distributions and Reports to Certificateholders

                                   ARTICLE VI
                                The Certificates

Section 6.01. The Certificates and Uncertificated Interests ...............  62

Section 6.02. Authentication of Certificates ..............................  63

Section 6.03. New Issuances ...............................................  63

Section 6.04. Registration of Transfer and Exchange of Certificates .......  65

Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates ...........  67

Section 6.06. Persons Deemed Owners .......................................  68

Section 6.07. Appointment of Paying Agent .................................  68

Section 6.08. Access to List of Registered Certificateholders' Names and
              Addresses ...................................................  69

Section 6.09. Authenticating Agent ........................................  69

Section 6.10. Book-Entry Certificates .....................................  70

Section 6.11. Notices to Clearing Agency ..................................  71

Section 6.12. Definitive Certificates .....................................  71

Section 6.13. Global Certificate; Exchange Date ...........................  72
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Section 6.14. Meetings of Certificateholders ..............................  73

Section 6.15. Uncertificated Classes ......................................  75


                                   ARTICLE VII
                    Other Matters Relating to the Transferors

Section 7.01. Liability of the Transferors ................................  76

Section 7.02. Merger or Consolidation of, or Assumption of the Obligations
              of, the Transferors .........................................  76

Section 7.03. Limitations on Liability of the Transferors .................  77

Section 7.04. Liabilities .................................................  77


                                  ARTICLE VIII
                     Other Matters Relating to the Servicer

Section 8.01. Liability of the Servicer ...................................  79

Section 8.02. Merger or Consolidation of, or Assumption of the Obligations
              of, the Servicer ............................................  79

Section 8.03. Limitation on Liability of the Servicer and Others ..........  79

Section 8.04. Servicer Indemnification of the Trust and the Trustee .......  80

Section 8.05. The Servicer Not To Resign ..................................  80

Section 8.06. Access to Certain Documentation and Information Regarding
              the Receivables .............................................  81

Section 8.07. Delegation of Duties ........................................  81

Section 8.08. Examination of Records ......................................  81


                                   ARTICLE IX
                                 Pay Out Events

Section 9.01. Trust Pay Out Events ........................................  82

Section 9.02. Additional Rights Upon the Occurrence of Certain Events .....  83


                                    ARTICLE X
                                Servicer Defaults

Section 10.01. Servicer Defaults ..........................................  84

Section 10.02. Trustee To Act, Appointment of Successor ...................  86

Section 10.03. Notification to Certificateholders .........................  87
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

                                   ARTICLE XI
                                   The Trustee

Section 11.01. Duties of Trustee ..........................................  88

Section 11.02. Certain Matters Affecting the Trustee ......................  89

Section 11.03. Trustee Not Liable for Recitals in Certificates ............  90

Section 11.04. Trustee May Own Certificates ...............................  91

Section 11.05. The Servicer To Pay Trustee's Fees and Expenses ............  91

Section 11.06. Eligibility Requirements for Trustee .......................  91

Section 11.07. Resignation or Removal of Trustee ..........................  91

Section 11.08. Successor Trustee ..........................................  92

Section 11.09. Merger or Consolidation of Trustee .........................  92

Section 11.10. Appointment of Co-Trustee or Separate Trustee ..............  93

Section 11.11. Tax Returns ................................................  94

Section 11.12. Trustee May Enforce Claims Without Possession of
               Certificates ...............................................  94

Section 11.13. Suits for Enforcement ......................................  94

Section 11.14. Rights of Certificateholders To Direct Trustee .............  95

Section 11.15. Representations and Warranties of Trustee ..................  96

Section 11.16. Maintenance of Office or Agency ............................  96

Section 11.17. Capacity of Trustee ........................................  96


                                   ARTICLE XII
                                   Termination

Section 12.01. Termination of Trust .......................................  97

Section 12.02. Final Distribution .........................................  97

Section 12.03. Transferors' Termination Rights ............................  98

Section 12.04. Defeasance .................................................  98

Section 12.05. Optional Purchase .......................................... 100


                                  ARTICLE XIII
                            Miscellaneous Provisions

Section 13.01. Amendment; Waiver of Past Defaults ......................... 101

Section 13.02. Protection of Right, Title and Interest to Trust ........... 102
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                                       iv
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Section 13.03. Limitation on Rights of Certificateholders ................. 103

Section 13.04. GOVERNING LAW .............................................. 104

Section 13.05. Notices; Payments .......................................... 104

Section 13.06. Rule 144A Information ...................................... 105

Section 13.07. Severability of Provisions ................................. 105

Section 13.08. Assignment ................................................. 105

Section 13.09. Certificates Nonassessable and Fully Paid .................. 105

Section 13.10. Further Assurances ......................................... 105

Section 13.11. Nonpetition Covenant ....................................... 105

Section 13.12. No Waiver; Cumulative Remedies ............................. 106

Section 13.13. Counterparts ............................................... 106

Section 13.14. Third-Party Beneficiaries .................................. 106

Section 13.15. Actions by Certificateholders .............................. 106

Section 13.16. Merger and Integration ..................................... 106

Section 13.17. Headings ................................................... 106
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                                       v
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                                TABLE OF CONTENTS



EXHIBITS

Exhibit A           Form of Base Certificate
Exhibit B           Form of Assignment of Receivables in Additional Accounts
Exhibit C           Form of Reassignment of Receivables in Removed Accounts
Exhibit D           Form of Annual Servicer's Certificate
Exhibit E-1         Private Placement Legend
Exhibit E-2         Representation Letter
Exhibit E-3         ERISA Legend
Exhibit F-1         Form of Certificate of Foreign Clearing Agency
Exhibit F-2         Form of Alternate Certificate to be delivered to Foreign
                    Clearing Agency
Exhibit F-3         Form of Certificate to be delivered to Foreign Clearing
                    Agency
Exhibit G-1         Form of Opinion of Counsel with respect to Amendments
Exhibit G-2         Form of Opinion of Counsel with respect to Accounts



SCHEDULES

Schedule 1 List of Accounts

                  AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated and effective as of December 1, 1993, as amended and restated as of January 1, 2002, among FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association, as Servicer, FLEET CREDIT CARD FUNDING, LLC, a Delaware limited liability company, as Transferor, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

                  WHEREAS, Colonial National Bank USA ("Colonial"), as Seller and Servicer, and the Trustee entered into this Pooling and Servicing Agreement dated as of December 1, 1993 (the "Original Pooling and Servicing Agreement"); and

                  WHEREAS, the Original Pooling and Servicing Agreement, was amended and restated on May 23, 1994, and was thereafter amended by Amendment No. 1 thereto dated as of July 1, 1994, Amendment No. 2 thereto dated as of October 6, 1995, Amendment No. 3 thereto dated as of February 20, 1998, Amendment No. 4 thereto dated as of May 14, 1999, Amendment No. 5 thereto dated as of December 29, 2000 and Amendment No. 6 thereto dated as of March 30, 2001, and the right, title and interest of Colonial, as Seller and Servicer under the Original Pooling and Servicing Agreement, as amended, were assigned to and accepted by Fleet Bank (RI), National Association ("Fleet (RI)") pursuant to the terms of an Assignment and Assumption Agreement, dated as of February 20, 1998 (as so restated, amended, and assigned, the "Amended Pooling and Servicing Agreement");

                  WHEREAS, Fleet (RI), as Seller, has determined to form Fleet Credit Card Funding, LLC, ("FCCF") a wholly owned subsidiary of Fleet (RI) and FCCF is to become the Transferor under this Agreement in place of Fleet (RI), as Seller; and

                  WHEREAS, to provide for the substitution of FCCF, as Transferor, for Fleet (RI) as Seller and for other purposes, Fleet (RI), as Seller and Servicer, FCCF, as Transferor, and the Trustee desire to amend further and restate the Amended Pooling and Servicing Agreement;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, this Agreement is hereby amended and restated to read in its entirety as follows and each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer (to the extent provided herein and in any Supplement):

                                    ARTICLE I

                                   Definitions

                  Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  "Account" shall mean each Initial Account and each Additional Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to a Transferor or the Servicer in accordance with the terms of this Agreement. The definition of Account shall include each Transferred Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

                  "Account Owner" shall mean the Bank and its successors and assigns, together with any Additional Account Owner.

                  "Accumulation Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class within such Series, in each case as defined for such Series in the related Supplement.

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Addition" shall mean the designation of additional Eligible Accounts to be included as Accounts or of Participation Interests to be included as Trust Assets pursuant to subsection 2.08(a), (b) or (d).

                  "Additional Account" shall mean each consumer revolving credit card account or other revolving credit account that is designated as an "Account" pursuant to the Receivables Purchase Agreement and that is established pursuant to a Cardholder Agreement, which account is designated pursuant to subsection 2.08(a), (b) or (d) to be included as an Account and is identified in a computer file or microfiche list delivered to the Trustee by the applicable Transferor pursuant to Sections 2.01 and 2.08.

                  "Additional Account Owner" shall have the meaning specified in subsection 2.08(f).

                  "Additional Transferor" shall have the meaning specified in subsection 2.08(e).

                  "Addition Cut-Off Date" shall mean, with respect to any Additional Accounts or Participation Interests to be included in the Trust, the date specified in the related Assignment.

                  "Addition Date" shall mean (a) with respect to Additional Accounts, the date on which the Receivables in such Additional Accounts are conveyed to the Trustee pursuant to subsection 2.08(a), (b) or (d) and (b) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to subsection 2.08(a) or (b).

                  "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event with respect to any Series or (b) materially adversely affect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class pursuant to this Agreement and the related Supplement.

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, membership interests, voting limited liability company interests, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Investor Amount" shall mean, as of any date of determination, the sum of (i) the aggregate Investor Amounts of all Series of Certificates issued and outstanding on such date of determination and (ii) the sum of the Enhancement Investor Amounts, if any, for all outstanding Series on such date of determination.

                  "Aggregate Series Percentage" shall mean, with respect to Principal Receivables, Defaulted Receivables and Finance Charge Receivables and any date of determination, the sum of the Series Percentages for such categories of Receivables for all outstanding Series on such date of determination; provided, however, that the Aggregate Series Percentage shall not exceed 100%.

                  "Agreement" shall mean this Pooling and Servicing Agreement dated as of December 1, 1993 as amended, restated and supplemented from time to time and, including, with respect to any Series or Class, the related Supplement.

                  "Amortization Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, the optional amortization period, the limited amortization period or other amortization period, in each case as defined with respect to such Series in the related Supplement.

                  "Allocated Interchange" shall have the meaning assigned thereto in the Receivables Purchase Agreement.

                  "Applicants" shall have the meaning specified in Section 6.08.

                  "Appointment Date" shall have the meaning specified in subsection 9.02(a).

                  "Assignment" shall have the meaning specified in subsection 2.08(c)(vii).

                  "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York, or Philadelphia, Pennsylvania, printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

                  "Automatic Additional Account" shall have the meaning specified in subsection 2.08(d)(i).

                  "Bank" when referring to any actions or events occurring prior to February 20, 1998, shall mean Colonial, and when referring to any actions or events occurring on or after February 20, 1998, shall mean Fleet (RI).

                  "Base Certificate" shall mean, if the Transferors elect to evidence their interest in the Transferors' Interest in certificated form pursuant to Section 6.01, a certificate executed by the Transferors and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with subsection 2.08 (e); provided that in any Supplement any reference to the "Bank Certificate" shall mean the "Base Certificate" and, provided further that in any Supplement any reference to the "Base Certificate" shall mean either a certificate executed and delivered by the Transferors and authenticated by the Trustee substantially in the form of Exhibit A or the Transferors' uncertificated interest in the Transferors' Interest.

                  "Bearer Certificates" shall have the meaning specified in
Section 6.01.

                  "Benefit Plan" shall have the meaning specified in subsection 6.04(c) .

                  "Book-Entry Certificates" shall mean security entitlements to the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

                  "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banks in New York, New York, Philadelphia, Pennsylvania, or Claymont, Delaware (or, with respect to any Series, any additional city specified in the related Supplement) or any other State in which the principal executive offices of Fleet (RI) or FCCF or any Additional Transferor are located, are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Cardholder Agreement" shall mean, with respect to an Account, the agreements between the Bank or any Additional Account Owner, as the case may be, and the related Obligor, governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such Account.

                  "Cash Advance Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for cash advance fees or similar terms.

                  "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificates.

                  "Certificateholder" or "Holder" shall mean an Investor Certificateholder or, if used with respect to the Transferors' Interest, a Person in whose name a Transferor Certificate is registered in the Certificate Register or a Person in whose name ownership of an uncertificated interest in the Transferors' Interest is recorded in the books and records of the Trustee.

                  "Certificateholders' Interest" shall have the meaning specified in Section 4.01.

                  "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                  "Certificate Register" shall mean the register maintained pursuant to Section 6.04, providing for the registration of the Registered Certificates and the Transferor Certificates and transfers and exchanges thereof.

                  "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

                  "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Clearstream" shall mean Clearstream Banking, societe anonyme.

                  "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collection Account" shall have the meaning specified in
Section 4.02.

                  "Collections" shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks (to the extent collected), wire transfers, electronic transfers, ATM transfers or other form of payment. All Recoveries will be treated as Collections of Finance Charge Receivables. Collections with respect to any Monthly Period shall include a portion, calculated pursuant to subsection 2.07(i), of the Allocated Interchange for that Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for all purposes. As specified in any Participation Interest Supplement or Supplement, Collections shall include amounts received with respect to Participation Interests.

                  "Colonial" shall mean Colonial National Bank USA, a national banking association, and its successors.

                  "Commission" shall have the meaning specified in subsection 3.01(b).

                  "Companion Series" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Amount of such Series results in the increase of the Investor Amount of such other Series, as described in the related Supplements, and (ii) such other Series.

                  "Contractually Delinquent" with respect to an Account, shall mean an Account as to which the required minimum payment set forth on the related billing statement has not been received by the due date thereof.

                  "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, New York, New York, 10006, Attention: Corporate Trust and Agency Group/Structured Finance Group.

                  "Coupon" shall have the meaning specified in Section 6.01.

                  "Credit Card Guidelines" shall mean the written policies and procedures of the Bank or any Additional Account Owner, as the case may be, relating to the operation of its consumer revolving lending business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card account customers, the extension of credit to credit card account customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time.

                  "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the Business Day such transaction or receipt of Collections is first recorded on the

Servicer's computer file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

                  "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of national banks.

                  "Defaulted Amount" shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables in which a Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to any Transferor, the amount of such Defaulted Receivables which are subject to reassignment to such Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

                  "Defaulted Receivables" shall mean, with respect to any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the day the related Account becomes 186 days Contractually Delinquent unless the Obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the applicable Credit Card Guidelines.

                  "Defeasance" shall have the meaning specified in subsection 12.04(a).

                  "Defeased Series" shall have the meaning specified in subsection 12.04(a).

                  "Definitive Certificates" shall have the meaning specified in
Section 6.10.

                  "Definitive Euro-Certificates" shall have the meaning specified in Section 6.13.

                  "Depositaries" shall mean the Person specified in the applicable Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agencies.

                  "Depository Agreement" shall mean, if applicable with respect to any Series or Class, the agreement among the Transferors, the Trustee and a Clearing Agency, or as otherwise provided in the related Supplement.

                  "Determination Date" shall mean, unless otherwise specified in the related Supplement, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

                  "Discount Option Date" shall mean each date on which a Discount Percentage designated by the Transferors pursuant to Section 2.11 takes effect.

                  "Discount Option Receivables" shall have the meaning specified in Section 2.11. The aggregate amount of Discount Option Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date shall equal the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the Discount Option Date, shall be zero) plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables) and the Discount Percentage.

                  "Discount Option Receivable Collections" shall mean on any Date of Processing occurring in any Monthly Period succeeding the Monthly Period in which the Discount Option Date occurs, the product of (a) a fraction the numerator of which is the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Principal Receivables on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables).

                  "Discount Percentage" shall mean the percentages, if any, designated by the Transferors pursuant to Section 2.11.

                  "Distribution Date" shall mean, unless otherwise defined in a Supplement with respect to a Series, the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

                  "Dollars", "$" or "U.S. $" shall mean United States Dollars.

                  "Eligible Account" shall mean a revolving credit card account owned by Colonial, in the case of the Initial Accounts or the Bank or any Additional Account Owner, in the case of Additional Accounts, which accounts as of the Trust Cut-Off Date with respect to an Initial Account or as of the related Addition Cut-Off Date with respect to an Additional Account has the following characteristics:

                           (a) is in existence and maintained by Colonial, in the case of the Initial Accounts, or the Bank or any Additional Account Owner, in the case of Additional Accounts;

                           (b)      is payable in Dollars;

                           (c) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the Bank or the applicable Additional Account Owner as having been lost or stolen;

                           (d) the Obligor of which has provided, as his or her billing address, an address located in the United States (or its territories or possessions or a military address);

                           (e) has an Obligor who has not been identified by the Bank or the applicable Additional Account Owner as an employee of the Bank or such Additional Account Owner or any Affiliate of either thereof;

                           (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and

                           (g) except as provided below, does not have any Receivables which have been identified by the Bank or the applicable Additional Account Owner or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card.

                  Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the related Account Owner or the Servicer believes the related Obligor is bankrupt, or as to which certain Receivables have been identified by the Obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to such Account Owner or the Servicer as lost or stolen, in each case as of the Trust Cut-Off Date, with respect to the Initial Accounts, and as of the related Addition Cut-Off Date, with respect to Additional Accounts; provided that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the applicable Transferor (and is treated for purposes of this Agreement) as "zero", and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Card Guidelines.

                  "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

                  "Eligible Institution" shall mean (I) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has either (i) a long-term unsecured debt rating of A1 or better by Moody's or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC or (II) any other institution that is acceptable to each Rating Agency. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution for the purposes of this definition.

                  "Eligible Investments" shall mean any of the following:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

                  (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

                  (d) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

                  (e) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency;

                  (f)      time deposits, other than as referred to in clause
(e) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or

                  (g) any other investments approved in writing by each Rating Agency.

provided, however, that no obligation of the Bank or any Additional Account Owner shall constitute an Eligible Investment.

                  "Eligible Receivable" shall mean each Receivable:

                  (a)      which has arisen under an Eligible Account;

                  (b) which was created in compliance with all Requirements of Law applicable to the Account Owner, the failure to comply with which would have a material adverse effect on Investor Certificateholders, and pursuant to a Cardholder Agreement which complies with all Requirements of Law applicable to such Account Owner, the failure to comply with which would have a material adverse effect on Investor Certificateholders;

                  (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained or given by the applicable Account Owner in connection with the creation of such Receivable or the execution, delivery and performance by such Account Owner of its obligations, if any, under the related Cardholder Agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable;

                  (d) as to which, at the time of its transfer to the Trustee, such Transferor or the Trustee will have good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the relevant Account Owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

                  (e) which has been the subject of either a valid transfer and assignment from such Transferor to the Trustee of all such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

                  (f) which at and after the time of transfer to the Trustee is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (g) which constitutes an "account" as defined in Article 9 of the UCC;

                  (h) which, at the time of its transfer to the Trustee, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Account Owner's computer file of revolving credit card accounts;

                  (i) which, at the time of its transfer to the Trustee, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by Section 3.09 to make an adjustment;

                  (j) as to which, at the time of its transfer to the Trustee, the Account Owner has satisfied all obligations to be fulfilled by the Account Owner at the time it is transferred to the Trustee or the Transferor and such Transferor has satisfied all obligations to be fulfilled by such Transferor at the time it is transferred to the Trustee; and

                  (k) as to which, at the time of its transfer to the Trustee, the Account Owner has not taken any action which or failed to take any action the omission of which would, at the time of its transfer to the Trustee or the Transferor, impair the rights of the Transferor therein or which would, upon the transfer to the Trustee, impair the rights of the Trustee or the Certificateholders therein, and such Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trustee, impair the rights of the Trustee or the Certificateholders therein.

                  "Eligible Servicer" shall mean the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under this Agreement, (d) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care, and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

                  "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

                  "Enhancement Investor Amount" shall have the meaning, if applicable with respect to any Series, specified in the related Supplement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Euroclear Operator" shall mean Euroclear Bank S.A/N.V., as operator of the Euroclear System.

                  "Excess Funding Account" shall have the meaning specified in
Section 4.02.

                  "Excess Funding Amount" shall mean the amount on deposit in the Excess Funding Account.

                  "Exchange Date" shall mean, with respect to any Series, any date that is after the related Closing Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

                  "FCCF" shall mean Fleet Credit Card Funding, LLC, a Delaware limited liability company, and its successors and assigns.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                  "Finance Charge Receivables" shall mean all Receivables that represent amounts billed to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) annual membership fees and annual service charges, (iii) Late Fees, (iv) Overlimit Fees, (v) Cash Advance Fees, (vi) Discount Option Receivables, if any, and (vii) all other fees and charges with respect to the Accounts designated by the Transferors to be included as Finance Charge Receivables. All Recoveries will be treated as Collections of Finance Charge Receivables. Collections of Finance Charge Receivables with respect to any Monthly Period shall include a portion of the Allocated Interchange calculated pursuant to the related Supplement for any Series. Finance Charge Receivables shall also include the interest portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Supplement.

                  "Fleet (RI)" shall mean Fleet Bank (RI), National Association, a national banking association, and its successors and assigns.

                  "Foreign Clearing Agency" shall mean Clearstream and the Euroclear Operator.

                  "Global Certificate" shall have the meaning specified in subsection 6.13(a).

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

                  "Holders of the Transferor Certificates" shall mean all Holders of the Base Certificate and/or the Supplemental Certificates, if any, and Holders of any uncertificated interests in the Transferors' Interest and "Holder of a Transferor Certificate" shall mean a Holder of the Base Certificate or a Supplemental Certificate or a Holder of any uncertificated interest in the Transferors' Interest.

                  "Ineligible Receivables" shall have the meaning specified in subsection 2.05(a).

                  "Initial Account" shall mean each MasterCard(R) and VISA(R)(1) account that was established pursuant to a Cardholder Agreement between Colonial and any Person, and identified by account number and by the Receivable balance in a computer file or microfiche list delivered


----------

1 MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

to the Trustee by Colonial on or prior to the Initial Closing Date pursuant to
Section 2.01 and that is designated as an Account pursuant to the Receivables Purchase Agreement.

                  "Initial Closing Date" shall mean December 9, 1993.

                  "Insolvency Event" shall have the meaning specified in subsection 9.01(a)(i).

                  "Insolvency Proceeds" shall have the meaning specified in subsection 9.02(b).

                  "Insurance Proceeds" shall mean, with respect to Receivables transferred to a Transferor under the Receivables Purchase Agreement, the Insurance Proceeds as defined in the Receivables Purchase Agreement and with respect to the Receivables transferred to the Trustee prior to the Substitution Date, shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering such Receivables.

                  "Interchange" shall mean interchange fees payable to any Account Owner, in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods, services, and cash advances, as calculated pursuant to the related Supplement for any Series.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                  "Investor Amount" shall mean, with respect to any Series and for any date, an amount equal to the Investor Amount specified in the related Supplement.

                  "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

                  "Investor Certificates" shall mean any certificated or uncertificated interest in the Trust designated as, or deemed to be, an "Investor Certificate" in the related Supplement.

                  "Late Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for late fees or similar terms.

                  "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing excluding any lien or filing pursuant to the Receivables Purchase Agreement or this Agreement; provided, however, that any assignment or transfer pursuant to subsection 6.03(c) or (d) or Section 7.02 shall not be deemed to constitute a Lien.

                  "Manager" shall mean the lead manager, manager or co-manager or Person performing a similar function with respect to an offering of Definitive Euro-Certificates.

                  "MasterCard" shall mean MasterCard International Incorporated.

                  "Monthly Period" shall mean, with respect to each Distribution Date, unless otherwise provided in a Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

                  "Monthly Servicing Fee" shall have the meaning specified in
Section 3.02.

                  "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

                  "Notices" shall have the meaning specified in subsection 13.05(a).


                  "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

                  "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the Chairman of the Board, President, any Vice President or the Treasurer of a Transferor or the Servicer, as the case may be.

                  "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

                  "Overlimit Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

                  "Participating Transferor" shall have the meaning specified in subsection 2.08(c)(i).

                  "Participation Interests" shall have the meaning specified in subsection 2.08(a)(ii).

                  "Participation Interest Supplement" shall mean a Supplement entered into pursuant to subsections 2.08(a)(ii) and 13.01(a) in connection with the conveyance of Participation Interests to the Trustee.

                  "Paying Agent" shall mean any paying agent and co-paying agent appointed pursuant to Section 6.07 and shall initially be the Trustee; provided, that if the Supplement for a Series so provides, a Paying Agent may be appointed with respect to such Series.

                  "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

                  "Periodic Finance Charges" shall have the meaning specified in the Cardholder Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

                  "Person" shall mean any person or entity, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity of any nature.

                  "Principal Receivable" shall mean all Receivables that represent amounts charged by Obligors for merchandise and services and cash advances, but shall not include Finance Charge Receivables or Defaulted Receivables; provided, however, that after the Discount Option Date, Principal Receivables on any Date of Processing thereafter shall mean Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of Participation Interests as shall be determined pursuant to the applicable Participation Interest Supplement or Supplement. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the related Transferor is unable to transfer as provided in Section 2.10 shall not be included in calculating the aggregate amount of Principal Receivables, except to the extent so provided in Section 2.10.

                  "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

                  "Principal Shortfalls" shall have the meaning specified in
Section 4.04.

                  "Principal Terms" shall mean, with respect to any Series, (i) the name or designation; (ii) the Initial Investor Amount, the Series Investor Amount and the Series Invested Amount (or method for calculating such amounts);
(iii) the Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue;
(v) the method for allocating Collections to Certificateholders of such Series;
(vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the method of calculating the servicing fee with respect thereto; (viii) the terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Transferors or remarketed to other investors;
(x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, to which such Series belongs; (xvi) whether or not such Series is a Principal Sharing Series; and (xvii) any other terms of such Series.

                  "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferors to rate the Investor Certificates of such Series or Class, as specified in the related Supplement.

                  "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferors in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                  "Reassignment" shall have the meaning specified in Section
2.09.

                  "Receivable" shall mean any amount owing by the Obligor under an Account from time to time, including amounts owing for Principal Receivables and Finance Charge Receivables to the extent, but only to the extent, that either (i) such amounts owing have been conveyed by the Account Owner to a Transferor pursuant to the Receivables Purchase Agreement or (ii) such amounts arose prior to the Substitution Date. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

                  "Receivables Purchase Agreement" shall mean with respect to FCCF, as Transferor, the Receivables Purchase Agreement dated as of January 1, 2002 between Fleet (RI) and FCCF and acknowledged and accepted by the Trustee, as amended and supplemented from time to time and, with respect to any Additional Transferor, the receivables purchase agreement between the Account Owner as seller of Receivables and related assets and such Additional Transferor entered into in accordance with the requirements set forth in subsection 2.08(f).

                  "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period, except as otherwise provided with respect to a Series in the related Supplement.

                  "Recoveries" shall mean, with respect to Receivables transferred to a Transferor under the Receivables Purchase Agreement, Recoveries as defined in the Receivables Purchase Agreement with respect to such Receivables and with respect to Receivables transferred to the Trustee prior to the Substitution Date all amounts, including Insurance Proceeds, that are received by the Servicer with respect to such Receivables which have become Defaulted Receivables, and, in each case, net of the Servicer's and the Transferor's out-of-pocket costs and expenses of collection (including attorneys fees and expenses deducted therefrom).

                  "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

                  "Registered Certificates" shall have the meaning specified in
Section 6.01.

                  "Removal Cut-Off Date" shall have the meaning specified in subsection 2.09(b).

                  "Removal Date" shall have the meaning specified in subsection 2.09(a).

                  "Removal Notice Date" shall have the meaning specified in subsection 2.09(a).

                  "Removed Accounts" shall have the meaning specified in Section 2.09.

                  "Required Designation Date" shall have the meaning specified in subsection 2.08(a).

                  "Required Principal Balance" shall mean, as of any date of determination, (a) the sum of the Series Investor Amounts for each Series outstanding on such date, minus (b) the Excess Funding Amount.

                  "Required Transferor Amount" shall mean, with respect to any date, an amount equal to the product of the Required Transferor Percentage and the aggregate amount of Principal Receivables.

                  "Required Transferor Percentage" shall mean 7%; provided, however, that the Transferors may reduce the Required Transferor Percentage upon
(x) 30 days' prior notice to the Trustee and each Rating Agency, (y) satisfaction of the Rating Agency Condition with respect thereto and (z) delivery to the Trustee of a certificate of a Vice President or more senior officer of each Transferor stating that such Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter have an Adverse Effect; provided further, that the Required Transferor Percentage shall not at any time be less than 2%.

                  "Requirements of Law" with respect to any Person shall mean the certificate of incorporation, certificate of formation or articles of association and by-laws, limited liability company agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee) including any Vice President, any Assistant Secretary, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Revolving Credit Agreement" shall mean the Revolving Credit Agreement by and between Fleet (RI) and FCCF, dated as of January 1, 2002, as such agreement may be amended from time to time in accordance therewith, or any substantially similar agreement entered into between any lender and a Transferor.

                  "Revolving Period" shall mean, with respect to any Series, the period specified as such in the related Supplement.

                  "Rule 144A" shall mean Rule 144A under the Act, as such Rule may be amended from time to time.

                  "Seller" shall mean the Bank as the entity selling, transferring, assigning, setting over and otherwise conveying to the Trustee the Receivables and other Trust Assets prior to the Substitution Date and which was designated as the "Seller" under this Agreement prior to the Substitution Date.

                  "Series" shall mean any series of Investor Certificates established pursuant to a Supplement.

                  "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of any Series or Class, as specified in any Supplement.

                  "Series Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, cash collateral guaranty, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

                  "Series Enhancer" shall mean the Person or Persons providing any Series Enhancement, other than the Investor Certificateholders of any Series or Class which is subordinated to another Series or Class.

                  "Series Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

                  "Series Investor Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

                  "Series Pay Out Event" shall mean, with respect to any Series, each event, if any, specified in the Supplement as a Series Pay Out Event with respect to such Series.

                  "Series Percentage" shall have, with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, and any Series of Certificates, the meaning stated in the related Supplement.

                  "Series Termination Date" shall mean, with respect to any Series, the termination date for such Series specified in the related Supplement.

                  "Servicer" shall mean Fleet (RI) and its permitted successors and assigns, in its capacity as Servicer pursuant to this Agreement, and thereafter any Person appointed Successor Servicer as herein provided.

                  "Servicer Default" shall have the meaning specified in Section 10.01.

                  "Servicing Fee" shall have the meaning specified in Section 3.02.

                  "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate specified in the related Supplement.

                  "Servicing Officer" shall mean any officer of the Servicer, or any attorney-in-fact of the Servicer, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                  "Shared Principal Collections" shall have the meaning specified in Section 4.04.

                  "Standard & Poor's" shall mean Standard & Poor's Corporation or its successor.

                  "Substitution Date" shall mean January 1, 2002.

                  "Successor Servicer" shall have the meaning specified in subsection 10.02(a).

                  "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Section 6.03, and all amendments thereof and supplements thereto.

                  "Supplemental Certificate" shall have the meaning specified in subsection 6.03(c).

                  "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, (a) for Federal income tax purposes, such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust.

                  "Termination Notice" shall have the meaning specified in
Section 10.01.

                  "Transfer Agent and Registrar" shall have the meaning specified in Section 6.04.

                  "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

                  "Transfer Restriction Event" shall have the meaning specified in Section 2.10.

                  "Transferors" shall mean prior to the Substitution Date, the Bank, as Seller, and on and after the Substitution Date, shall mean, FCCF and any Additional Transferor, and their successors and permitted assigns.

                  "Transferor Amount" shall mean, on any date of determination, an amount equal to (i) the sum of (a) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination, and (b) the Excess Funding Amount at the end of the day immediately prior to such date of determination, and minus the sum of the Series Invested Amounts for each Series outstanding on such date at the end of such day.

                  "Transferor Certificates" shall mean, collectively, the Base Certificate (including, when the term is used in connection with "Holder" or "Holders," any uncertificated interest of a Transferor or Transferors in the Transferors' Interest) and any outstanding Supplemental Certificates.

                  "Transferors' Interest" shall have the meaning specified in
Section 4.01.

                  "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Series Percentage with respect to such categories of Receivables.

                  "Transferred Account" shall have the meaning assigned to that term in the Receivables Purchase Agreement.

                  "Trust" shall mean the Fleet Credit Card Master Trust II created by this Agreement.

                  "Trust Assets" shall have the meaning specified in Section
2.01.

                  "Trust Cut-Off Date" shall mean October 31, 1993.

                  "Trustee" shall mean Bankers Trust Company, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trust Pay Out Event" shall mean each event specified in subsection 9.01(a).

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

                  "United States" shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  "Vice President" when used with respect to the Transferors or the Servicer shall mean any vice president thereof whether or not designated by a number or word or words added before or after the title "vice president".

                  "VISA" shall mean VISA USA, Inc.

         Section 1.02.     Other Definitional Provisions.

                  (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The agreements, representations and warranties of FCCF and any Additional Transferor in this Agreement in each of their respective capacities as Transferors, shall be deemed to be the agreements, representations and warranties of FCCF and any such Additional Transferor solely in such capacity for so long as FCCF and any such Additional Transferor act in each such capacity under this Agreement, and the agreements, representations and warranties of Fleet
         (RI) in this Agreement as Servicer shall be deemed to be the agreements, representations and warranties of Fleet (RI) solely in such capacity for so long as Fleet (RI) acts in such capacity under this Agreement.

                  (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

                  (f) Unless otherwise specifically provided herein, the failure of this Agreement to specify the meaning of a term or the applicability of a provision to any Series shall not preclude the meaning of such term or the applicability of such provision with respect to such Series being set forth in the Supplement therefor.

                  (g) At any time when only one Transferor exists under this Agreement, references to Transferors in the plural shall mean the one entity which is the Transferor.

                  Section 1.03. Assumption Agreement. As provided herein, FCCF shall be and hereby is substituted as of January 1, 2002, in place of Fleet (RI) as Transferor. By the execution of this Agreement, FCCF hereby assumes (except as provided in the next sentence) all of the obligations of the Transferor which arise on or after the Substitution Date under the Agreement and the obligations of the Transferor which relate to the transactions contemplated by the Agreement. Fleet (RI), as Seller prior to the Substitution Date hereby agrees that it shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Seller prior to the Substitution Date and agrees that if any representation or warranty made by the Bank as Seller under this Agreement prior to the Substitution Date is not true and correct and as a result Receivables transferred to the Trustee by the Bank under this Agreement are reassigned to the Transferor under Section 2.05 or Section 2.06, Fleet (RI) shall be obligated to accept assignment and deposit with FCCF for deposit into the Collection Account an amount equal to the outstanding balance of Receivables reassigned, as provided in Section 2.05 or 2.06, as applicable. Fleet (RI), as Seller is hereby released from any obligations accruing on or after the Substitution Date or with respect to representations and warranties of the Transferor made as of or after the Substitution Date.

                               [END OF ARTICLE I]

                                   ARTICLE II

                            Conveyance of Receivables


            Section 2.01. Conveyance of Receivables. By execution of this Agreement, each Transferor does hereby transfer, assign, set over and otherwise convey to the Trustee all its right, title and interest in, to and under the Receivables existing at the close of business on the Initial Closing Date, in the case of Receivables arising in the Initial Accounts, and on each Addition Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all Allocated Interchange and Recoveries, all moneys due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. Each Transferor does hereby further transfer, assign, set over and otherwise convey to the Trustee all of its rights, remedies, powers, privileges and claims under or with respect to each Receivables Purchase Agreement to which it is a party (whether arising pursuant to the terms of such Receivables Purchase Agreement or otherwise available to such Transferor at law or in equity), including without limitation, the rights of such Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivable Purchase Agreements to the same extent as such Transferor could but for the assignment thereof to the Trustee. The property described in the two preceding sentences, together with all moneys, instruments, investment property, and other property credited to, carried in or deposited in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, any Transferor, any Additional Transferor, any Account Owner or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchant clearance systems, VISA, MasterCard or insurers. Any reference herein to a conveyance, assignment, or other transfer to or by the Trust shall be construed as and shall be deemed to mean, a conveyance, assignment, or other transfer to or by the Trustee.


            The Transferors agree to record and file, at their own expense, financing statements (and continuation statements and amendments when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of the Receivables to the Trustee, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Initial Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

            The Transferors further agree, at their own expense, (a) on or prior to (x) the Substitution Date and (y) each Addition Date thereafter, in the case of Additional Accounts designated subsequent to the Substitution Date, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created in connection with the Accounts (other than Removed Accounts) have been conveyed to the Trustee pursuant to this Agreement (or conveyed to the Transferors in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files the code "02," "11," "12," "13," "14," "15," "16," "17," "20," "22" or "30" through "80" (or any other code specified in an Assignment) in the PORTF_CD field of such computer files and (b) on the date of execution and delivery of the Receivables Purchase Agreement, on or prior to each Addition Date thereafter and each Removal Date, as applicable, to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Substitution Date, in the case of accounts then designated as Accounts hereunder, the applicable Addition Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Cut-Off Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as
Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the books and records (including the appropriate computer files) referenced in clause (a) of this paragraph have been indicated with respect to any Account, the Transferors agree not to alter such indication with respect to any Account during the term of this Agreement unless and until such Accounts become Removed Accounts or unless and until (i) the Transferors shall give written notice of any such alteration to the Trustee, such written notice to be as of the date of its receipt by the Trustee incorporated into and made part of this Agreement, and (ii) the Transferors shall have taken such action as is necessary or advisable to cause the interest of the Trustee in the Trust Assets to continue to be perfected and of first priority.

            The parties hereto intend that each transfer of Receivables and other property pursuant to this Agreement or any Assignment constitutes a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, the transfer pursuant to this Section 2.01 is not deemed to be a sale, the Transferors shall be deemed hereunder to have granted and do hereby grant to the Trustee, a first priority perfected security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under all of the Trust Assets. This Agreement shall constitute a security agreement under the UCC.

            Notwithstanding any other provisions of this Agreement, Fleet (RI), as Transferor prior to the Substitution Date, hereby ratifies and confirms that with respect to all Receivables existing in the Accounts at the close of business on the Business Day immediately preceding the Substitution Date, Fleet
(RI) as Seller on and prior to that date has sold, transferred and assigned, set over and otherwise conveyed to the Trustee all of its right, title and interest in, to and under all such Receivables then existing, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof, and all of Fleet (RI)'s right, title and interest in, to and under the Interchange payable pursuant to Section 2.07(i) prior to the Substitution Date. Fleet (RI) hereby ratifies and confirms that all of such property and rights, are included as Trust Assets.

            Fleet (RI) hereby further agrees and confirms that if it is in breach of any of the representations or warranties made by it under this Agreement prior to the Substitution Date, its obligation to accept reassignment of such Receivables under Section 2.05 or 2.06 of this Agreement shall remain and is in full force and effect.


            Section 2.02.     Acceptance by Trustee.


            (a) The Trustee hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trustee pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders and, if provided in any Supplement, the Series Enhancers. The Trustee further acknowledges that the Transferor has delivered to the Trustee the computer file or microfiche list described in Section 2.01 relating to the designated Accounts as of the Substitution Date.

            (b) All references in this Agreement or in any Supplement to the transfer, assignment, setting over or other conveyance or delivery to the Trustee of Trust Assets of any kind or of any other rights, interests, or property or to the Trustee's holding or disposition of any Trust Assets or other rights, interests or property, shall, in each case, mean that such Trust Assets or other rights, interests or property are conveyed, delivered, held or disposed of by the Trustee not in its individual capacity but as Trustee under this Agreement for the benefit of the Certificateholders and, if provided in a Supplement, the Series Enhancers.

            (c) The Trustee hereby agrees not to disclose to any Person (or to any other department or operating division of the Trustee, other than the corporate trust department of the Trustee or, if the Trustee shall be appointed the Successor Servicer, such other departments or operating divisions of the Trustee as shall be necessary to fulfill its duties as Servicer), any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 or otherwise delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee,
      (ii) in connection with the performance of the Trustee's duties hereunder,
      (iii) in enforcing the rights of Certificateholders or (iv) as requested by any Person in connection with the financing statements filed pursuant to this Agreement or the Receivables Purchase Agreement. The Trustee also agrees not to use any of the foregoing information for any purpose other than for the purposes provided for in this Agreement. The Trustee agrees to take such measures as shall be reasonably requested by the Account Owners or the Transferors to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Account Owners and the Transferors to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall make best efforts to provide the Account Owners and the Transferors with notice five Business Days prior to any disclosure pursuant to this subsection 2.02(b).

            (d) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

            Section 2.03. Representations and Warranties of the Transferors Relating to the Transferors. Each of the Transferors hereby represents and warrants as to itself only and not as to any other Transferor, to the Trust as of each Closing Date and as of the Substitution Date that:


            (a) Organization and Good Standing. Such Transferor is a national banking association, a corporation or a limited liability company, duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its organization, incorporation or formation and has full power, authority and legal right to own its properties and conduct its consumer revolving lending business or its receivables purchase and transfer business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under the Receivables Purchase Agreement and each Assignment thereunder and under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.



            (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to such Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Cardholder Agreement relating to an Account owned by such Transferor or any Receivable transferred to the Trustee by such Transferor unenforceable by such Transferor, the Servicer or the Trustee or would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement; provided, however, that no representation or warranty is made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby.


            (c) Due Authorization. The execution, delivery and performance of this Agreement and each Supplement by such Transferor and the execution and delivery to the Trustee of the Certificates and the consummation by such Transferor of the transactions provided for in this Agreement and each Supplement have been duly authorized by such Transferor by all necessary corporate or company action on the part of such Transferor and this Agreement and each Supplement will remain, from the time of its execution, an official record of such Transferor.


            (d) No Conflict. The execution and delivery by such Transferor of this Agreement, each Supplement and the Certificates, the performance by such Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by such Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Transferor is a party or by which it or any of its properties are bound.



            (e) No Violation. The execution and delivery by such Transferor of this Agreement, each Supplement and the Certificates, the performance by such Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by such Transferor of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to such Transferor.


            (f) No Proceedings. There are no proceedings or investigations pending, or to the best knowledge of such Transferor, threatened, against such Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or Delaware income or franchise tax systems.



            (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by such Transferor of this Agreement, each Supplement and the Certificates, the performance by such Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by such Transferor of the terms hereof and thereof, have been obtained; provided, however, that such Transferor makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.



            (h) Insolvency. No Insolvency Event with respect to such Transferor has occurred and the transfer of the Receivables by such Transferor to the Trustee has not been made in contemplation of the occurrence thereof.



            (i) FDIC Insurance. Such Transferor is either an insured institution for purposes of the Federal Deposit Insurance Act or is a bankruptcy-remote entity.


            The representations and warranties of each Transferor set forth in this Section 2.03 shall survive the transfer and assignment by such Transferor of the respective Receivables to the Trustee. Upon discovery by such Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by such Transferor set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the others. Such Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, (i) each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the Substitution Date or the relevant Closing Date that were executed and delivered by such Transferor and
(ii) each reference to the Certificates shall be deemed to refer only to those Certificates issued on or prior to the Substitution Date or the relevant Closing Date and that were executed and delivered by that Transferor.

            Section 2.04. Representations and Warranties of the Transferors Relating to the Agreement and Any Supplement and the Receivables.



            (a) Representations and Warranties. Each of the Transferors hereby represents and warrants as to itself only and not as to any other Transferor, to the Trust as of each Closing Date and, with respect to Additional Accounts the Receivables in which are being transferred by such Transferor to the Trustee, as of the related Addition Date that:


            (i) the Receivables Purchase Agreement, this Agreement, each Supplement and, in the case of Additional Accounts the Receivables in which are being transferred by such Transferor to the Trustee, the related Assignment, each constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (ii) as of the Initial Closing Date and as of the related Addition Date with respect to Additional Accounts the Receivables in which are being transferred by such Transferor to the Trustee, Schedule 1 to this Agreement, as supplemented on such date, is an accurate and complete listing in all material respects of all the Accounts as of the Trust Cut-Off Date or such Addition Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the Trust Cut-Off Date or such Addition Cut-Off Date, as the case may be;

            (iii) each Receivable conveyed to the Trustee by such Transferor has been conveyed to the Trustee free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates (other than Liens arising in favor of the Transferor under the Receivables Purchase Agreement and other than Liens permitted under subsection 2.07(b)) and in compliance, in all material respects, with all Requirements of Law applicable to such Transferor;

            (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Account Owner or such Transferor in connection with the conveyance of Receivables by the Account Owner to the Transferor and by such Transferor to the Trustee have been duly obtained, effected or given and are in full force and effect;

            (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid transfer and assignment to the Trustee of all right, title and interest of such Transferor in the Receivables conveyed to the Trustee by such Transferor and the proceeds thereof or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a transfer of such property, it constitutes a grant of a security interest in such property to the Trustee, which, in the case of existing

      Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements pursuant to Sections 2.01 and 2.08 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trustee shall have a first priority perfected security or ownership interest in such property and proceeds except for
      (x) Liens permitted under subsection 2.07(b), (y) the interests of the Transferors as Holders of the Base Certificate or any Supplemental Certificate, and (z) the Transferors' right, if any, to interest accruing on and investment earnings, if any, in respect of the Collection Account or any Series Account, as provided in this Agreement or the related Supplement; provided, however, that the Transferors make no representation or warranty with respect to the effect of Section 9-315 of the UCC on the rights of the Trustee to proceeds;


            (vi) except as otherwise expressly provided in this Agreement or any Supplement, neither such Transferor nor any Person claiming through or under such Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement;

            (vii) on the Trust Cut-Off Date, each Initial Account was an Eligible Account and, on the applicable Addition Cut-Off Date, each related Additional Account is an Eligible Account;

            (viii) on the Trust Cut-Off Date, each Receivable then existing in an Account was an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable contained in any related Additional Accounts is an Eligible Receivable;

            (ix) as of the date of the creation of any new Receivable in an Account such Receivable is an Eligible Receivable; and

            (x) no selection procedure has been utilized by the Account Owner or by such Transferor which such Transferor reasonably believes would result in a selection of Initial Accounts or Additional Accounts (from among the available Eligible Accounts owned by the Account Owner on the Trust Cut-Off Date or the applicable Addition Cut-Off Date, as the case may be that are available to such Transferor) that would be materially adverse to the interests of the Investor Certificateholders.


            (b) Notice of Breach. The representations and warranties of each Transferor set forth in this Section 2.04 shall survive the transfer and assignment by such Transferor of Receivables to the Trustee. Upon discovery by such Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties made by such Transferor set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others. Such Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this
      Section 2.04, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

            Section 2.05.     Reassignment of Ineligible Receivables.



            (a) Reassignment of Receivables. In the event (i) any representation or warranty of a Transferor contained in subsection 2.04(a)(ii), (iii), (iv),
(vii), (viii), (ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trustee by such Transferor and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trustee's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trustee free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by such Transferor or receipt by such Transferor of notice thereof given by the Trustee, or (ii) it is so provided in subsection 2.07(a) with respect to any Receivables transferred to the Trustee by such Transferor, then such Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) such Transferor shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.



            (b) Price of Reassignment. The Servicer shall deduct the portion of the Ineligible Receivables reassigned to a Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the relevant Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount (up to the amount of such Principal Receivables).


            Upon the deposit, if any, required to be made to the Excess Funding Account as provided in this Section and the reassignment of Ineligible Receivables, the Trustee shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the relevant Transferor, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to such Ineligible Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of Ineligible

Receivables. The obligation of a Transferor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders).


            (c) Representations and Warranties of the Transferors Relating to Security Interest. Each Transferor hereby makes the following representations and warranties with respect to Receivables transferred by it, and each of the following representations and warranties shall survive until the termination of this Agreement and each shall speak as of the Substitution Date and, with respect to Receivables in Additional Accounts, as of the applicable Addition Date. None of the following representations and warranties shall be waived by any of the parties to this Agreement unless the Rating Agency Condition shall have been satisfied with respect to such waiver.


            (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee in the Receivables which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Transferors.

            (ii) The Receivables transferred by such Transferor constitute "accounts" within the meaning of the applicable UCC.

            (iii) At the time of its transfer of any Receivables to the Trustee pursuant to this Agreement, such Transferor owned and had good and marketable title to such item of collateral free and clear of any lien, claim or encumbrance of any Person.

            (iv) Such Transferor has caused or will have caused, within ten (10) days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Trustee pursuant to this Agreement.

            (v) Other than the security interest granted to the Trustee pursuant to this Agreement or an Assignment, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables described in Section 2.01 of this Agreement. Such Transferor has not authorized the filing of and is not aware of any financing statements against such Transferor that cover such Receivables other than any financing statement relating to the transfer of the Receivables to such Transferor pursuant to the appropriate Receivables Purchase Agreement and the security interest granted to the Trustee pursuant to this Agreement or an Assignment or that has been terminated. Such Transferor is not aware of any judgment or tax lien filings against such Transferor.


            Section 2.06. Reassignment of Receivables in Trust Portfolio. In the event any representation or warranty of a Transferor set forth in subsection 2.03(a) or (c) or subsection 2.04(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables transferred to the

Trustee by such Transferor, then either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount, by notice then given to such Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct such Transferor to accept a reassignment of the Receivables transferred to the Trustee by such Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.


            The relevant Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and the terms of each Supplement.

            Upon the deposit, if any, required to be made to the Collection Account as provided in this Section and the reassignment of the Receivables, the Trustee shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the relevant Transferor, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of a Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.


            Section 2.07. Covenants of the Transferors. Each Transferor hereby covenants as to itself only and not as to any other Transferor, as follows:



            (a) Receivables to be Accounts. Except in connection with the enforcement or collection of a Receivable, such Transferor will take no action to cause any Receivable transferred by it to the Trustee to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced as a result of such Transferor's action, it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.05(a) and shall be reassigned to such Transferor in accordance with subsection 2.05(b); provided, however, that Receivables evidenced by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

            (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable transferred by it to the Trustee, whether now existing or hereafter created, or any interest therein; such Transferor will immediately notify the Trustee of the existence of any Lien on any such Receivable; and such Transferor shall defend the right, title and interest of the Trustee in, to and under such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor; provided, however, that nothing in this subsection 2.07(b) shall prevent or be deemed to prohibit such Transferor from suffering to exist upon any of the Receivables transferred by it to the Trustee any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if such Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.


            (c) Transferors' Interest. Except for the transfer to FCCF as of the Substitution Date and except for the conveyances hereunder in connection with any transaction permitted by Section 7.02 and as provided in Sections 2.08(e) and 6.03, such Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferors' Interest, whether in certificated form and represented by the Base Certificate or in any uncertificated form, or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.


            Notwithstanding the foregoing paragraph, the Transferors may pledge, hypothecate or otherwise grant a security interest in the Base Certificate (or any portion thereof) or in any uncertificated interest of the Transferors in the Transferors' Interest (or any portion thereof) to any Federal Reserve Bank or any Federal Home Loan Bank; provided, however, that such pledge, hypothecation, or grant may not be used as an artifice or device to avoid or limit the foregoing prohibition on transfer.


            (d) Delivery of Collections. In the event that such Transferor receives Collections, such Transferor agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the date of receipt by the Transferor.



            (e) Notice of Liens. Such Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances under the Receivables Purchase Agreement and hereunder or Liens permitted under subsection 2.07(b).



            (f) Periodic Finance Charges and Other Fees. Each Transferor hereby agrees that, it will include in each Receivables Purchase Agreement provisions under which the Account Owner will agree that, except as otherwise required by any Requirement of Law, or as is deemed by the Account Owner in its sole discretion to be necessary in order for the Account Owner to maintain its lending business on a competitive basis based on a good faith assessment by the Account Owner of the nature of its competition in the lending business, the Account

Owner shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables transferred by it to any Transferor or other fees charged on any of the Accounts owned by it if, as a result of any such reduction, either (i) such Account Owner's reasonable expectation is that such reduction will cause a Series Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by the Account Owner which have characteristics the same as, or substantially similar to, such Accounts.


            (g) Cardholder Agreements and Credit Card Guidelines. Each Transferor shall include in each Receivables Purchase Agreement a covenant by the Account Owner to comply with and perform its obligations under the Cardholder Agreements relating to the Accounts owned by it and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA or their respective substantial equivalents except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Transferor, the Trustee or the Certificateholders hereunder. Each Transferor may in such Receivables Purchase Agreement allow the Account Owner, subject to compliance with all Requirements of Law, to change the terms and provisions of the Cardholder Agreements or the Credit Card Guidelines with respect to any of the Accounts owned by that Account Owner in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) if in the reasonable judgment of such Account Owner such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by such Account Owner which have characteristics the same as, or substantially similar to, such Accounts.



            (h) MasterCard and VISA. Each Transferor shall include in each Receivables Purchase Agreement a covenant by the Account Owner to the extent applicable to Accounts owned or serviced by the Account Owner, that such Account Owner shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity's or organization's system relating to any other type of consumer revolving credit card accounts included as Accounts.



            (i) Interchange. With respect to any Distribution Date, on or prior to the last day of the preceding Monthly Period, the Transferor shall notify the Servicer of the amount of the Allocated Interchange required to be included as Collections of Finance Charge Receivables with respect to such Monthly Period which amount for any Series shall be specified in the related Supplement. Not later than 12:00 noon, New York City time, on the Business Day immediately preceding such Distribution Date, the Transferor shall deposit into the Collection Account, in immediately available funds, the amount of the Allocated Interchange to be so included as Collections of Finance Charge Receivables with respect to such Monthly Period.



            (j)   Separate Existence.  Such Transferor shall:


                  (i) Maintain in full effect its existence, rights and
            franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

                  (ii) Except as provided herein, maintain its own deposit,
            securities and other account or accounts, separate from those of any Affiliate of such Transferor, with financial institutions. The funds of such Transferor will not be diverted to any other Person or for other than the company use of such Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of such Transferor shall not be commingled with those of any other Person.

                  (iii) Ensure that, to the extent that it shares the same
            officers or other employees as any of its members, managers or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                  (iv) Ensure that, to the extent that it jointly contracts with any of its stockholders, members or managers or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that such Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

                  (v) Ensure that all material transactions between such
            Transferor and any of its Affiliates shall be only on an arm's-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties. All such transactions shall receive the approval of such Transferor's board of directors including at least one Independent Director (defined below).

                  (vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, managers and other Affiliates. To the extent that such Transferor and any of its members, managers or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

                  (vii) Conduct its affairs strictly in accordance with its
            certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary formalities, including, but not limited to, holding all regular and special meetings of the board of directors appropriate to authorize all actions of such Transferor, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular meetings of the board of directors shall be held at least annually.


                  (viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, "Independent Director" shall mean any member of the board of directors of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate of such Transferor which is not a special purpose entity, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).


                  (ix) Ensure that decisions with respect to its business and daily operations shall be independently made by such Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of such Transferor.

                  (x) Act solely in its own company name and through its own authorized members, managers, officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of such Transferor. Such Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

                  (xi) Other than as provided in the Revolving Credit Agreement, ensure that no Affiliate of such Transferor shall loan money to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of such Transferor.

                  (xii) Other than organizational expenses and as expressly
            provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

                  (xiii) Except as provided herein and in the Receivables
            Purchase Agreement, not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of such Transferor nor shall such Transferor make any loans to any Person.

                  (xiv) Ensure that any financial reports required of such
            Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between such Transferor and such Affiliate and also state that the assets of such Transferor are not available to pay creditors of the Affiliate.

                  (xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.

            Section 2.08.     Addition of Accounts.



            (a) Required Additions. (i) If on any Determination Date, as of the close of business on the last Business Day of the preceding Monthly Period, either (x) the Transferor Amount is less than the Required Transferor Amount or
(y) the aggregate amount of Principal Receivables is less than the Required Principal Balance, the Transferors shall on or prior to the close of business on the 10th Business Day following such Determination Date (the "Required Designation Date"), unless the Transferor Amount exceeds the Required Transferor Amount or the aggregate amount of Principal Receivables exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Amount as of the close of business on the applicable Addition Date is at least equal to the Required Transferor Amount on such date and the aggregate amount of Principal Receivables exceeds the Required Principal Balance on such date. The failure of any condition set forth in paragraph (c) below, as the case may be, shall not relieve the Transferors of their obligation pursuant to this paragraph; provided, however, that the failure of the Transferors to transfer Receivables to the Trustee as provided in this clause (i) solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further, that any such failure which has not been timely cured may nevertheless result in the occurrence of a Pay Out Event.



                  (ii) In lieu of, or in addition to, designating Additional
            Accounts pursuant to clause (i) above, the Transferors may, subject to the conditions specified in paragraph (c) below, convey to the Trustee participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables (secured and unsecured), and any interests in any of the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets (including any "Eligible Assets" as such term is defined in Rule 3a-7 under the Investment Company Act (or any successor to such Rule)) which financial assets are owned by a Transferor or any Affiliate of any Transferor and collections thereon ("Participation Interests"). The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to subsection 13.01(a).



            (b) Restricted Additions. Each Transferor may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.


            (c) Conditions to Required and Restricted Additions. On the Addition Date with respect to any Additional Accounts or Participation Interests designated pursuant to subsection 2.08(a) or (b), the Trustee shall purchase the Receivables in such Additional Accounts (and such Additional Accounts shall be Accounts for purposes of this Agreement) or shall purchase such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions:



                  (i) on or before the tenth Business Day immediately preceding the Addition Date, each Transferor which is designating any such Additional Account or is transferring any such Participation Interest to the Trustee (a "Participating Transferor") shall have given the Trustee, the Servicer and each Rating Agency written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date, and the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added (in the case of Additional Accounts);


                  (ii) in the case of Additional Accounts, the Participating
            Transferors shall have delivered to the Trustee copies of UCC financing statements covering such Additional Accounts, if necessary to perfect the Trustee's interest in the Receivables arising therein;

                  (iii) as of each of the Addition Cut-Off Date and the Addition
            Date, no Insolvency Event with respect to the Participating Transferor or the Account Owner shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Transferor or to the Trustee have been made in contemplation of the occurrence thereof;

                  (iv) except in the case of an Addition pursuant to subsection
            2.08(a)(i), the Rating Agency Condition shall have been satisfied;

                  (v) each Participating Transferor shall have delivered to the
            Trustee an Officer's Certificate, dated the Addition Date, stating that (x) in the case of Additional Accounts, as of the applicable Addition Cut-Off Date, the Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above have been satisfied and (z) such Participating Transferor reasonably believes that (A) the designation of such Additional Accounts and the transfer by such Participating Transferor of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trustee will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) in the case of Additional Accounts, no selection procedure was utilized by such Participating Transferor or by the Account Owner which would result in a selection of Additional Accounts (from among the available Eligible

            Accounts) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date;

                  (vi) the Participating Transferors shall have delivered to the
            Trustee and each Rating Agency (except that such opinions need not be delivered to Standard & Poor's) an Opinion of Counsel, which counsel shall be outside counsel, dated the Addition Date, in accordance with subsection 13.02(d);


                  (vii) in the case of designation of Additional Accounts, the
            Participating Transferors shall have delivered to the Trustee (x) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Accounts and (y) a duly executed, written assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"); and


                  (viii) unless each Rating Agency otherwise consents, the
            number of Additional Accounts designated pursuant to subsection 2.08(a) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in January 1994, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Additional Accounts designated pursuant to subsection 2.08(a) during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.


            (d)   Automatic Account Additions.



                  (i) Each Transferor may from time to time, at its sole
            discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in clauses (iii) through (vii) below, designate Eligible Accounts ("Automatic Additional Accounts") to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall include only consumer revolving credit card accounts which are originated by a Transferor or any Affiliate of a Transferor.


                  (ii) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in January 1994, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.

                  (iii) Within 30 days after the Addition Date with respect to any Automatic Additional Accounts, the Transferors shall have delivered to the Trustee and each Rating Agency (except that such opinions need not be delivered to Standard & Poor's) an Opinion of Counsel (which counsel shall be outside counsel) in accordance with subsection 13.02(d), with respect to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of the Receivables arising in such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferors to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Transferors are unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation in subsection 2.04(a)(viii) with respect to the Receivables in such Automatic Additional Account for purposes of Section 2.05; provided, that the cure period for such breach shall not exceed 30 days.


                  (iv) The Participating Transferors shall have delivered to the
            Trustee copies of financing statements covering the Receivables arising in such Automatic Additional Accounts, if necessary to perfect the Trustee's interest in the Receivables arising therein.

                  (v) As of each of the Addition Cut-Off Date and the Addition
            Date, no Insolvency Event with respect to any Participating Transferor shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trustee have been made in contemplation of the occurrence thereof.

                  (vi) Each Participating Transferor shall have delivered to the
            Trustee an Officer's Certificate, dated the Addition Date, stating that (x) as of the applicable Addition Cut-Off Date, such Automatic Additional Accounts designated by such Participating Transferor are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (v) above have been satisfied and
            (z) such Participating Transferor reasonably believes that (A) the designation of such Additional Accounts and the transfer by such Participating Transferor of the Receivables arising in such Automatic Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by such Participating Transferor or by the Account Owner which would result in a selection of Automatic Additional Accounts (from among the available Eligible Accounts) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date.

                  (vii) The Participating Transferors shall have delivered to the Trustee (x) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Automatic Additional Accounts and (y) a duly executed Assignment.


            (e) Additional Transferors. FCCF may designate Affiliates of FCCF to be included as Transferors ("Additional Transferors") under this Agreement by an amendment hereto pursuant to subsection 13.01(a). In connection with such designation, if the interest of the Transferors in the Transferors' Interest is evidenced by the Base Certificate, the Transferors shall surrender the Base Certificate to the Trustee, in exchange for a newly issued Base Certificate modified to reflect such Additional Transferor's interest. If the interest of the Transferors in the Transferors' Interest is in uncertificated form, then, in connection with the designation of an Additional Transferor, the existing Transferors shall instruct the Trustee in writing to register the Additional Transferor as the owner of the appropriate interest in the Transferors' Interest on the books and records of the Trust. Prior to any such designation and exchange or transfer of interests the conditions set forth in subsection 6.03(c) or 6.03(d), as applicable, shall have been satisfied with respect thereto.


            (f) Additional Account Owners. In addition to the Receivables Purchase Agreement entered into with Fleet (RI) as of the Substitution Date, FCCF, as Transferor, or an Additional Transferor may enter into one or more additional Receivables Purchase Agreements and may purchase Receivables which constitute Eligible Receivables and related assets under the terms of such Receivables Purchase Agreement or Receivables Purchase Agreements from Fleet
(RI) or another Affiliate of FCCF if (i) the Account Owner is Fleet (RI) or if other than Fleet (RI) (an "Additional Account Owner") is an affiliate of FCCF,
(ii) is the owner of consumer revolving credit card accounts and/or other revolving credit accounts, (iii) the Rating Agency Condition is satisfied with respect to the Additional Account Owner and the Receivables Purchase Agreement, and (iv) a Tax Opinion with respect to the addition of such Additional Account Owner and Receivables Purchase Agreement has been delivered to the Trustee.



            Section 2.09. Removal of Accounts and Participation Interests. On any day of any Monthly Period each Transferor shall have the right, subject to the restrictions set forth in Section 2.12, to require the reassignment to it or its designee of all the Trustee's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts designated by such Transferor (the "Removed Accounts") or Participation Interests designated by the Transferor, upon satisfaction of the following conditions:



            (a) on or before the fifth Business Day immediately preceding the Removal Date (the "Removal Notice Date"), such Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer written notice of such removal, specifying the date for removal of the Removed Accounts or Participation Interests (the "Removal Date");



            (b) with respect to Removed Accounts, on or prior to the date that is ten Business Days after the Removal Date, such Transferor shall have amended Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the last day of the Monthly Period preceding the Removal Notice Date (the "Removal Cut-Off Date"), its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

            (c) with respect to Removed Accounts, such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Cut-Off Date, is true and complete in all material respects;

            (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

            (e) such Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Removal Date, to the effect that such Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and
      (ii) no selection procedure was utilized by such Transferor which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date; and

            (f) as of the Removal Cut-Off Date, no more than 10% of the Receivables outstanding are more than thirty days Contractually Delinquent.


            Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Transferor a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, sell, transfer, assign, set over and otherwise convey to such Transferor, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to the Participation Interests or Receivables arising in the Removed Accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the relevant Transferor to effect the conveyance of Participation Interests or Receivables pursuant to this Section 2.09.



            Section 2.10. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Trustee in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) such Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trustee, after the date of such inability, all Collections of Receivables transferred to the Trustee by such Transferor, including Collections of Receivables transferred to the Trustee by such Transferor prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trustee by such Transferor in the Trust on such date), (b) such Transferor agrees that such amounts will be applied as Collections in accordance with
Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for such Transferor's inability to transfer Receivables to the Trustee which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, such Transferor shall treat the first received Collections with respect to the Accounts that were designated by such Transferor as allocable to the Trust until the Trustee shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in such Accounts as of the date of the occurrence of such event. If such Transferor is unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor agrees that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trustee shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trustee and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

            Section 2.11. Discount Option. (a) The Transferors shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables created after the Discount Option Date to be treated as Finance Charge Receivables ("Discount Option Receivables"). The Transferors shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date. The Transferors shall provide to the Servicer, the Trustee and any Rating Agency 30 days prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date (i) unless such designation in the reasonable belief of the Transferors would cause a Pay Out Event with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event with respect to any Series and (ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

            (b) After the Discount Option Date, the Transferors shall treat Discount Option Receivable Collections as Collections of Finance Charge Receivables.

            Section 2.12. Restrictions on Removal of Accounts and Participation Interests. In addition to the terms and conditions contained in Section 2.09 of this Agreement, the Transferor's right to require the reassignment to it of all the Trustee's right, title and interest in, to and under the Receivables in Removed Accounts and Participation Interests, shall be subject to the following restrictions:

            (a) Except for Removed Accounts described in subsection (b), there shall be no more than one Removal Date in any Monthly Period; for each Removal Date, the Accounts to be designated as Removed Accounts shall be selected at random by the Transferor and the Removed Accounts shall not, as of the Removal Cut-Off Date, contain Principal Receivables which, in the aggregate, exceed an amount equal to the excess, if any, between the Transferor Amount and the Required Transferor Amount.

            (b) The Transferor may designate Removed Accounts as provided in and subject to the terms and conditions contained in Section 2.09 of this Agreement without being subject to the restrictions set forth in (a) of this Section 2.12 if:

            (i) the Removed Accounts are Accounts containing Defaulted Receivables;

            (ii) the Removed Accounts are Accounts which, according to the Servicer's records, have had a zero balance for a period of at least 90 consecutive days;

            (iii) the Removed Accounts are Accounts which as of the Removal Cut-Off Date fail to satisfy one or more of the characteristics listed in provisions (a) through (g) of the definition of Eligible Accounts; or

            (iv) the Removed Accounts are Accounts originated or acquired under a specific affinity agreement if the affinity agreement has terminated or will terminate within 30 days of the removal and such termination is at the election of or due to default or breach by a party or parties to the agreement other than the Transferor, any Affiliate of the Transferor or any agent of the Transferor or such termination is the result of a failure by a party other than the Transferor, an affiliate of the Transferor or an agent of the Transferor to extend the agreement.


                             [END OF ARTICLE II]

                                   ARTICLE III

                 Administration and Servicing of Receivables

            Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

            (a) Fleet (RI) agrees to act as the Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Fleet (RI) acting as Servicer.

            (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Section 10.01 and provided Fleet (RI) is the Servicer, the Servicer or its designee (rather than the Trustee) is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission (the "Commission") and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. The Trustee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

            (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Cardholder Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA, MasterCard and any other similar entity or organization relating to any other type of consumer revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

            (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) and independent accountants and all other fees and expenses relating to the servicing of the Receivables that are not expressly stated in this Agreement to be payable by the Trust or the Transferors (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust or the Transferors).

            (f) The Servicer agrees that upon a request by the Transferors it will use its reasonable best efforts, at the expense of the Transferors, to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified security exchange. If any such request is made, the Servicer shall give notice to the Transferors and the Trustee on the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Transferors may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

            Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Investor Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") and (ii) the Enhancement Investor Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest or the Enhancement Investor Amount, if any, of a particular Series shall be paid by the Holders of the Transferor Certificates on the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates.

            Section 3.03. Representations, Warranties and Covenants of the Servicer. Fleet (RI), as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants:

            (a) Organization and Good Standing. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America or a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

            (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Certificateholders hereunder or under any Supplement.

            (c) Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement and each Supplement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Servicer.

            (d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (e) No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

            (f) No Proceedings. There are no proceedings or investigations pending, or to the best knowledge of the Servicer, threatened, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

            (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service the Receivables and the related Accounts properly and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Certificateholders.

            (h) No Rescission or Cancellation. Subject to Section 3.09, the Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines.

            (i) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

            (j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and, if any Receivable is so evidenced as a result of the actions of the Servicer, it shall be reassigned or assigned to the Servicer as provided in this Section; provided, however, that Receivables evidenced by notes taken from Obligors in the ordinary course of business of the Servicer's collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

            (k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided, however, that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

            For purposes of the representations and warranties set forth in this
Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

            In the event any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trustee's rights in, to or under any Receivable in the related Account or the proceeds of such Receivable are impaired or such proceeds are not available for any reason to the Trustee free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

            The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection of Principal Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

            Upon each such assignment to the Servicer, the Trustee shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trustee in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee) or any Series Enhancer.

            Section 3.04.     Reports and Records for the Trustee.

            (a) Daily Records. On each Business Day, the Servicer, with prior written notice by the Trustee or the Transferors shall make or cause to be made available at the office of the Servicer on any Business Day during normal business hours for inspection by the Trustee and the Transferors a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of the Accounts and (ii) the amount of Receivables as of the close of business on the second preceding Business Day. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified.

            (b) Monthly Servicer's Certificate. Not later than the Determination Date immediately preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Transferors, the Paying Agent and each Rating Agency a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

            Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee, the Transferors and each Rating Agency, on or before November 30 of each calendar year, beginning with November 30, 1994, an Officer's Certificate (with appropriate insertions) substantially in the form of Exhibit D.

            Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

            (a) On or before November 30 of each calendar year, beginning with November 30, 1994, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Account Owner, the Servicer or the Transferors) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, the Transferors and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of Receivables under this Agreement and each Supplement and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including the allocation of Collections) has not been conducted in compliance with the terms and conditions set forth in Articles III and Article IV and Section 8.08 of this Agreement and the applicable provisions of each Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed upon procedures performed.

            (b) On or before November 30 of each calendar year, beginning with November 30, 1994, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Account Owner, the Servicer or the Transferors) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, the Transferors and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

            (c) A copy of each certificate and report provided pursuant to
Section 3.04(b), 3.05 or 3.06 may be obtained by any Investor Certificateholder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

            Section 3.07. Tax Treatment. Unless otherwise specified in a Supplement with respect to a particular Series, the Transferors have entered into this Agreement, and the Certificates will be issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables. The Transferors, by entering into this Agreement, and each Certificateholder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness. Each Holder of such Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07.

            Section 3.08. Notices to Fleet (RI). In the event that Fleet (RI) is no longer acting as Servicer, any Successor Servicer shall deliver to Fleet (RI) each certificate and report required to be provided thereafter pursuant to
Section 3.04(b), 3.05 or 3.06.

            Section 3.09.     Adjustments.

            If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an account holder, or because such Receivable was created in respect of merchandise which was refused or returned by an account holder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series applicable to any Series will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Transferor which transferred such Principal Receivables to the Trustee shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be below the Required Transferor Amount (up to the amount of such Principal Receivables).

            If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any

Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

            Section 3.10. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Transferors shall, at the expense of the Transferors, cooperate in any reasonable request of the Servicer in connection with such filings.

            Section 3.11. Termination of Authority Upon Termination of Trust. All authority and power granted to the Servicer, including any Successor Servicer, under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferors and, without limitation, the Transferors are hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferors in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferors in such electronic form as the Transferors may reasonably request and shall transfer all other records, correspondence and documents to the Transferors in the manner and at such times as the Transferors shall reasonably request. To the extent that compliance with this Section 3.11 shall require the Servicer to disclose to the Transferors information of any kind which the Servicer reasonably deems to be confidential, the Transferors shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.


                             [END OF ARTICLE III]

                                   ARTICLE IV

                        Rights of Certificateholders and
                    Allocation and Application of Collections

            Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account and the Excess Funding Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Transferor Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Holders of the Transferor Certificates (the "Transferors' Interest"); provided, however, that if the Transferors elect to have the interest of the Transferors in the Transferors' Interest be uncertificated, then such uncertificated interest, together with any Supplemental Certificates shall represent the "Transferors' Interest;" provided, further, that neither the Transferor Certificates nor any uncertificated interest in the Transferors' Interest shall represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; and provided further, that the foregoing shall not be construed to limit the Trustee's obligations to make payments to the Holders of the Transferor Certificates (which shall include Holders of any uncertificated interest in the Transferors' Interest), the Transferors and the Servicer as and when required under this Agreement and any Supplement.

            Section 4.02. Establishment of Collection Account and Excess Funding Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (or Eligible Deposit Accounts) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account."

            Unless otherwise agreed to by each Rating Agency, if at any time neither Fleet (RI) nor any Affiliate of Fleet (RI) is the Servicer, the Collection Account will be moved from Fleet (RI) if then maintained there.

            Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.06, 9.02, 10.01 or 12.02) shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. The Servicer shall notify the Trustee of its selection in writing and the Trustee shall be entitled to rely conclusively on such writing for all purposes, including the Servicer's compliance with the investment restrictions set forth in the definition of "Eligible Investment." All such Eligible Investments shall be held by the Trustee. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that funds will be available at the close of business on the Transfer Date following such Monthly Period. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. For purposes of determining the availability of funds or the balances in the Collection Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

            The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Excess Funding Account meeting the conditions specified above, transfer any cash or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

            Unless otherwise agreed by each Rating Agency, if at any time neither Fleet (RI) nor any other Affiliate of Fleet (RI) is the Servicer, the Excess Funding Account will be moved from Fleet (RI) if then maintained there.

            Funds on deposit in the Excess Funding Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. The Servicer shall notify the Trustee of its selection in writing and the Trustee shall be entitled to rely conclusively on such writing for all purposes, including the Servicer's compliance with the investment restrictions set forth in the definition of "Eligible Investment." All such Eligible

Investments shall be held by the Trustee. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Eligible Investments that will mature so that funds will be available at the close of business on the Transfer Date following such date. Unless directed by the Servicer, funds deposited in the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Transfer Date, the Servicer shall instruct the Trustee to withdraw on the related Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the prior Monthly Period. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On any Transfer Date on which no Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount by which the Transferor Amount exceeds the Required Transferor Amount on such date and shall instruct the Trustee to withdraw such amount from the Excess Funding Account on the related Distribution Date and pay such amount to the Holders of the Transferor Certificates. On any Transfer Date on which one or more Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as Shared Principal Collections as specified herein and in each related Supplement.

            Notwithstanding the immediately preceding paragraph, the terms of this paragraph shall apply and to the extent of any differences between this paragraph and the immediately preceding paragraph the terms of this paragraph shall control so long as (1) on each Date of Processing if the Transferor Amount on such Date of Processing is less than the Required Transferor Amount and the Transferor makes a deposit into the Excess Funding Account to the extent needed to increase the Transferor Amount to the Required Transferor Amount and (2) Fleet (RI) remains the Servicer and maintains a certificate of deposit rating of P-1 or better by Moody's. Funds on deposit in the Excess Funding Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. The Servicer shall notify the Trustee of its selection in writing and the Trustee shall be entitled to rely conclusively on such writing for all purposes, including the Servicer's compliance with the investment restrictions set forth in the definition of "Eligible Investment." All such Eligible Investments shall be held by the Trustee. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Eligible Investments that will mature so that funds will be available at the close of business on the Transfer Date following such date or with respect to some or all of the amounts so invested, so that funds will be available on such earlier date as the Servicer directs. Unless directed by the Servicer, funds deposited in the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Transfer Date, the Servicer shall instruct the Trustee to withdraw on the related Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the prior Monthly Period. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On any Business Day on which no Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount by which the Transferor Amount exceeds the Required Transferor Amount on such date and shall instruct the Trustee in writing to withdraw such amount from the Excess Funding Account on the next succeeding Business Day and pay such amount to the Holders of the Transferor Certificates. On any Business Day on which one or more Series is in an Accumulation Period or Amortization Period, if the Servicer determines
(i) that, on the first Distribution Date after such Business Day no Principal Shortfall will exist with respect to any Principal Sharing Series and (ii) that, on such Business Day, the Transferor Amount exceeds the Required Transferor Amount, then the Servicer shall instruct the Trustee in writing to withdraw the amount by which the Transferor Amount exceeds the Required Transferor Amount from the Excess Funding Account on the next succeeding Business Day and pay such amount to the Holders of the Transferor Certificates. For purposes of the immediately preceding sentence, the Servicer shall determine whether or not a Principal Shortfall will exist on the first Distribution Date thereafter solely on the basis of Collections received by the Servicer prior to the Business Day on which such determination is made (and for the Monthly Period related to such Distribution Date) and on the assumption that no additional Collections will be received prior to such Distribution Date. On any Transfer Date on which one or more Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee in writing to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as Shared Principal Collections as specified herein and in each related Supplement.

            Section 4.03.     Collections and Allocations.

            (a) Collections. The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below or as expressly provided in any Supplement with respect to Collections allocated to the related Series, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as Fleet (RI) remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is satisfactory to each Rating Agency), or (y) Fleet (RI) has provided to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York

City time, on the Transfer Date following the Monthly Period with respect to which such deposit was made. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and any excess shall be paid to the Holders of the Transferors Interest, and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall withdraw the excess from the Collection Account and pay it to the Holders of the Transferors' Interest.

            (b) Allocations for the Transferors' Interest. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holders of the Transferors' Interest, including the Holders of any Transferor Certificates and the Holders of any uncertificated interest in the Transferors' Interest an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferors' Interest pursuant to any Supplement into the Collection Account and shall pay such amounts as collected to the Holders of the Transferors' Interest.

            The payments to be made to the Holders of the Transferor Certificates pursuant to this subsection 4.03(b) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to
Section 9.02 or 12.02 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

            (c) Principal Allocations to the Excess Funding Account. Throughout the existence of the Trust the amount of Collections of Principal Receivables that is allocated to Investor Certificateholders, and which is to be paid to the Holders of the Transferor Certificates as provided in this Agreement and in any Supplement shall be paid to such Holders only if the Transferor Amount on such day is greater than the Required Transferor Amount on such day (after giving affect to all Principal Receivables transferred to the Trustee on such day) and otherwise shall be deposited in the Excess Funding Account and applied in accordance with Section 4.02 of this Agreement.

            (d)   Eligible Investments.

            (1) The Trustee shall hold each Eligible Investment (other than such as are described in clauses (b) or (f) of the definition thereof) that constitutes investment property through a securities intermediary (which securities intermediary may be the same institution as the entity then serving as Trustee), which securities intermediary shall agree with the Trustee that (i) such investment property shall at all times be credited to a securities account of the Trustee, (ii) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity,
      (iii) all property credited to such securities account shall be treated as financial assets, (iv) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (v) such securities account and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), (vi) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by such other person or entity, (vii) such agreement shall be governed by the laws of the State of New York, and (viii) the State of New York shall be the securities intermediary's jurisdiction for purposes of Article 8 of the New York UCC.

            (2) The Trustee shall maintain possession of each other Eligible Investment not described in clause (1) above in the State of New York.

            (3) Terms used in clause (1) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this Section 4.03(d), the Trustee shall not hold any Eligible Investment through an agent or nominee.

            Section 4.04. Shared Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that if, on any Distribution Date the Transferor Amount is less than or equal to the Required Transferor Amount, the Servicer will not distribute to the Holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to the Holders of the Transferor Certificates, but shall deposit such funds in the Excess Funding Account.

            Section 4.05. Allocation of Trust Assets to Series or Groups. To the extent so provided in the Supplement for any Series or in an amendment to this Agreement executed pursuant to subsection 13.01(a), Receivables conveyed to the Trustee pursuant to Section 2.01 and Receivables or Participation Interests conveyed to the Trustee pursuant to Section 2.08 or any Participation Interest Supplement, and all Collections received with respect to such Receivables or Participation Interests, may be allocated in whole or in part to one or more Series or Groups as may be provided in such Supplement or amendment, provided, however, that any such allocation shall be effective only upon satisfaction of the following conditions:

            (i) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Trustee and each Rating Agency written notice of such allocation;

            (ii) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

            (iii) the Servicer shall have delivered to the Trustee an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

            Any such Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Supplement or amendment.


                             [END OF ARTICLE IV]

                                    ARTICLE V

               Distributions and Reports to Certificateholders


            Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.


                              [END OF ARTICLE V]

                                   ARTICLE VI

                                The Certificates

            Section 6.01. The Certificates and Uncertificated Interests. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Transferors may elect at any time, by written notice to the Trustee, to have their interest in the Transferors' Interest (i) be in the form of an uncertificated interest or (ii) be evidenced by the Base Certificate. If the Transferors elect to have their interest in the Transferors' Interest be an uncertificated interest, the Transferors shall deliver to the Trustee for cancellation the Base Certificate previously issued to the Transferors. If the Transferors elect to have their interest in the Transferors' Interest be in certificated form, the Base Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue be executed and delivered by the Transferors to the Trustee for authentication and redelivery as provided in Section 6.02.

            The Trustee shall keep, with the books and records of the Trust, a register in book-entry form, of each Person owning any uncertificated interest in the Transferors' Interest.

            Except as otherwise provided in Section 6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.13. If the Transferors' interest in the Transferors' Interest is in certificated form, it shall be in the form of the Base Certificate and the Base Certificate shall be a single certificate and shall initially represent the entire Transferors' Interest.

            Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferors each by its respective President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of a Transferor or Transferors shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Any Certificate which was executed by the manual or facsimile signature of a duly authorized officer of the Bank, or such other Person which was a Transferor at the time of execution of the Certificate, shall not be rendered invalid notwithstanding that the Bank or such other Person ceases to be a Transferor under this Agreement. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the related Closing Date. All Registered Certificates and Transferor Certificates shall be dated the date of their authentication.

            Section 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferors against payment to the Transferors of the purchase price therefor. If the Transferors elect to have their interest in the Transferors' Interest be in certificated form, the Base Certificate shall be executed and delivered by the Transferors to the Trustee, and the Trustee shall authenticate and deliver the Base Certificate to the Transferors. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

            Section 6.03.     New Issuances.

            (a) The Transferors may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

            (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

            (i) on or before the fifth day immediately preceding the Closing Date, the Transferors shall have given the Trustee and the Servicer notice of such issuance and the Closing Date; and on or before the tenth day immediately preceding the Closing Date, the Transferors shall have given each Rating Agency notice of such issuance;

            (ii) the Transferors shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party thereto;

            (iii) the Transferors shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

            (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

            (v) the Transferors shall have delivered to the Trustee an Officer's Certificate, dated the Closing Date, to the effect that such Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; and


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
            (vi) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance.

            Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Transferors.

            (c) If the Transferors elect to have their interest in the Transferors' Interest evidenced by the Base Certificate as provided in Section
6.01 hereof, then the Transferors may surrender the Base Certificate to the Trustee in exchange for a newly issued Base Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to subsection 13.01(a) only to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferors (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the conditions set forth in clauses (i), (ii) and (iii) of the second following paragraph.

            If the Transferors elect to have their interest in the Transferors' Interest be in uncertificated form, then the Transferors may assign a portion of the Transferors' Interest to another Person and direct that, with respect to the interest transferred, a Supplemental Certificate be issued in accordance with the requirements and subject to the satisfaction of the conditions set forth in clauses (i), (ii) and (iii) of the next following paragraph and the Transferors shall instruct the Trustee in writing to register such assignment and the issuance of the Supplemental Certificates on the books and records of the Trust.

            If any Transferor elects to exchange all or a portion of its interest in the Transferors' Interest for a Supplemental Certificate in accordance with this subsection 6.03(c), the following conditions must be satisfied:

            (i) The Transferors shall have given written notice to each Rating Agency of such exchange;

            (ii) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange; and

            (iii) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

            Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above in the preceding paragraph.


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
            (d) The Base Certificate (or any interest therein) or the uncertificated interest of the Transferors in the Transferors' Interest (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" of which FleetBoston Financial Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided that (i) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Transferor" for purposes of Sections 7.04 and 9.02.

            Section 6.04.     Registration of Transfer and Exchange of
Certificates.

            (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Transferors and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

            The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferors, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferors.

            Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

            At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class)


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
of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date after the expected final payment date need not have attached the Coupon relating to such payment date (in each case, as specified in the applicable Supplement).

            Whenever any Investor Certificates are so surrendered for exchange, the Transferors shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

            All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferors. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section
6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

            The Transferors shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

            (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, The City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

            (c) (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit E-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to

ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferors, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

            Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferors, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

            Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Transferors hereby agree to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

            (i) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

            (ii) If so requested by the Transferors, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferors relating to the transferability of any Series or Class to a Benefit Plan.

            Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and in the case of a destroyed, lost or stolen Certificate there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Transferors shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated,


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
destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.06. Persons Deemed Owners. The Trustee, the Transferors, the Servicer, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Transferors, the Servicer, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Transferors, the Servicer, any other Holder of a Transferor Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not any Transferor, the Servicer, any other Holder of a Transferor Certificate or any Affiliate thereof.

            Section 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Transferors and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee and the Transferors. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee


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
shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and
11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

            Section 6.08. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, the Transferors or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer, the Transferors or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

            Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Servicer, the Transferors, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

            Section 6.09. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferors and the Servicer.

            (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferors. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferors, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferors. The Transferors agree to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and
11.03 shall be applicable to any authenticating agent.

            (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

            This is one of the Certificates described in the Pooling and Servicing Agreement.


                                          --------------------------------------

                                          --------------------------------------
                                                as Authenticating Agent
                                                for the Trustee,


                                          by
                                              ----------------------------------
                                                Authorized Officer


            Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferors. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to
Section 6.12 or as otherwise specified in any such Supplement:

            (a) the provisions of this Section shall be in full force and effect;


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
            (b) the Transferors, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

            (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

            (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

            Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

            Section 6.12. Definitive Certificates. If Book Entry Certificates have been issued with respect to any Series or Class and the Transferors advise the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferors are unable to locate a qualified successor, the Transferors, at their option, advise the Trustee that they elect to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Bank shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferors nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive

Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

            Section 6.13.     Global Certificate; Exchange Date.

            (a) If specified in the related Supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Transferors and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

            (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Transferors, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Transferors will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An institutional investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificates attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Transferors so elect. The Transferors may waive the $500,000 minimum denomination requirement if they so elect. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferors shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as


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provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

            (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferors and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

            (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

            Section 6.14.     Meetings of Certificateholders.

            (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer, the Transferors or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer, the Transferors or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferors, the Servicer and the Trustee and their respective counsel.

            (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the


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meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

            (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

            (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the Person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

            (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.


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
            (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

            Section 6.15. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in
Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.


                             [END OF ARTICLE VI]


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
                                   ARTICLE VII

                  Other Matters Relating to the Transferors


            Section 7.01. Liability of the Transferors. Each Transferor (including any Additional Transferors) shall be liable only for the obligations, covenants, representations and warranties undertaken by it pursuant to this Agreement or any Supplement and shall not be liable for the obligations, covenants, representations and warranties of any other Transferor. A Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor.

            Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferors.

            (a) None of the Transferors shall consolidate with or merge into any corporation or other entity or convey or transfer its properties and assets substantially as an entirety to any Person unless:

            (i) (x) the entity formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of such Transferor substantially as an entirety shall be, if such Transferor is not the surviving entity, a corporation or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the governing documents of FCCF, and, if such Transferor is not the surviving entity, such corporation or limited liability company shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor hereunder, including its obligations under
      Section 7.04; and (y) such Transferor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and


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            (iii) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the relevant Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

            (b) Except for the assignment and assumption to occur as of the Substitution Date as provided in Section 1.03, and except for any subsequent transfer from FCCF to Fleet (RI) in connection with any amendments to this Agreement to provide for the Account Owner to became a Transferor hereunder, the obligations of the Transferors hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferors hereunder except in each case in accordance with the provisions of the foregoing paragraph.

            Section 7.03. Limitations on Liability of the Transferors. Subject to Sections 7.01 and 7.04, none of the Transferors nor any of the directors, officers, employees or agents of any of the Transferors acting in their capacities as Transferors shall be under any liability to the Trust, the Trustee, the Servicer, the Certificateholders, the Certificate Owners, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferors pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect any Transferor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee or agent of any of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

            Section 7.04. Liabilities. Each Transferor shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of such Transferor with respect to such Transferor's activities or arising under or related to this Agreement or any Supplement or with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Transferor shall not indemnify any Person who would otherwise be entitled to indemnity under the terms of this Section 7.04, with respect to (i) acts, omissions or alleged acts or omissions that constitute or are caused by fraud, negligence, or willful misconduct by such Person, (ii) any liabilities, costs or expenses of such Person with respect to any action taken by such Person at the request of the Investor Certificateholders, (iii) any losses, claims or damages incurred by such Person in its capacity as investor, including, without limitation, losses incurred as a result of Defaulted Receivables, or (iv) any liabilities, costs or expenses of such Person arising under any tax law, including without limitation, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Person in connection herewith to any taxing authority. Any such indemnification shall


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
not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.


                             [END OF ARTICLE VII]

                                  ARTICLE VIII

                    Other Matters Relating to the Servicer

            Section 8.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

            Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (a) (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                  (ii) the Servicer has delivered to the Trustee an Officer's
            Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (b) the Rating Agency Condition shall have been satisfied with respect to such assignment and succession; and

            (c) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

            Section 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Transferors, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of


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
willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

            Section 8.04. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trustee, its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or alleged omissions or otherwise arising out of or based upon the arrangement created by this Agreement or any Supplement, and the Servicer shall indemnify and hold harmless the Trust from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including, in each case, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify any Person who would otherwise be entitled to indemnity under the terms of this Section 8.04, with respect to (i) acts, omissions or alleged acts or omissions that constitute or are caused by fraud, negligence, or willful misconduct by such Person, (ii) any liabilities, costs or expenses of such Person with respect to any action taken by such Person at the request of the Investor Certificateholders, (iii) any losses, claims or damages incurred by such Person in its capacity as investor, including, without limitation, losses incurred as a result of Defaulted Receivables, or (iv) any liabilities, costs or expenses of such Person arising under any tax law, including without limitation, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Person in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

            Section 8.05. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under any Requirement of Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established


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
institution that is an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer.

            Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferors, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 8.07. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement; provided, however, in the case of significant delegation to a Person other than FleetBoston Financial Corporation, a Transferor, any Affiliate of a Transferor, or First Data Corporation, (i) at least 30 days prior written notice shall be given to the Trustee, the Transferors and each Rating Agency of such delegation and (ii) at or prior to the end of such 30-day period the Servicer shall have determined that the Rating Agency Condition has been met. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05.

            Section 8.08. Examination of Records. The Servicer shall clearly and unambiguously indicate in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.


                            [END OF ARTICLE VIII]


                                       81
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                                   ARTICLE IX

                                 Pay Out Events

            Section 9.01. Trust Pay Out Events. If any one of the following events shall occur with respect to the Trust ("Trust Pay Out Events"):

            (i) (x) an Account Owner shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to an Account Owner or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against an Account Owner; or an Account Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or (y) any Transferor shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Transferor or relating to all or substantially all of such Transferor's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of a Transferor's affairs, or notwithstanding an objection by the Transferor any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or a Transferor shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing or the earlier entry of any order providing for such relief) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event described in this clause (i) an "Insolvency Event");

            (ii) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act; or

            (iii) a Transfer Restriction Event as defined in this Agreement shall occur or a Transfer Restriction Event as defined in the Receivables Purchase Agreement between Fleet (RI) and FCCF shall occur;


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
then, a Pay Out Event shall occur with respect to each Series without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event.

            Section 9.02.     Additional Rights Upon the Occurrence of
Certain Events.

            (a) If an Insolvency Event occurs with respect to any of the Transferors, the Transferors shall on the day any such Insolvency Event occurs (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Trustee and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trustee of additional Principal Receivables, Principal Receivables transferred to the Trustee prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to the Investor Certificateholders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trustee as before such Insolvency Event, and (y) each of the Transferors (other than the Transferor that is the subject of such Insolvency Event), including any Additional Transferor, any Holder of a Supplemental Certificate and any permitted assignee or successor under Section 7.02, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

            (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement and the Trust shall terminate immediately thereafter.

            (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.


                             [END OF ARTICLE IX]

                                   ARTICLE X

                                Servicer Defaults

                  Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

                  (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such failure that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.02, 8.07 or 13.08, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any such representation, warranty or certification that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such representation, warranty or certification relates); or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or


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the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount, by notice then given to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall offer the Transferors the right at their option to purchase the Certificateholders' Interest on the Distribution Date next succeeding 60 days after the receipt by the Servicer of a Termination Notice. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferors shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if they are exercising such option. If any of the Transferors exercise such option, such Transferors shall (x) if short-term deposits or long-term unsecured debt obligations of the parent of such Transferors are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Transferors have received reasonably equivalent value and as to the solvency of such Transferors, the purchase would not be considered a fraudulent transfer and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with
Article IV and the terms of each Supplement.

                  After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the


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Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

                  Notwithstanding the foregoing, any delay in or failure of performance under subsection 10.01(a) for a period of 5 Business Days or under subsection 10.01(b) or (c) for a period of 60 days (in addition to any period provided in subsection 10.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional 5 Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and any Supplement and the Servicer shall provide the Trustee, each Rating Agency, the Holders of the Transferor Certificates and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                  Section 10.02. Trustee To Act, Appointment of Successor.

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Section 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Transferors and each Rating Agency upon the appointment of a Successor Servicer.

                  (b) Upon its appointment, the Successor Servicer shall be the successor to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall refer to the Successor Servicer.


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
                  (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Holders of the Transferor Certificates shall be responsible for payment of the Transferors' portion of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of a Transferor Certificate agrees that, if Fleet (RI) (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that such Holders are entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay such Holders' share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

                  Section 10.03. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, the Transferors and each Rating Agency and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.


                               [END OF ARTICLE X]


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                                   ARTICLE XI

                                   The Trustee

                  Section 11.01. Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

                  (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the Investor Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section
         10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or a Transferor or any Holders of Investor Certificates evidencing not less than 10% of the Investor Amount of any Series adversely affected thereby.

                  (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee


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shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to (i) impair the interests of the Trustee in any Receivable now existing or hereafter created or (ii) impair the value of any Receivable now existing or hereafter created.

                  (f) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

                  (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

                  (h) If any of the Transferors has agreed to transfer any of its consumer revolving credit card receivables (other than the Receivables) to another Person, upon the written request of such Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights, if any, of the Trustee and such other Person in such Transferor's consumer revolving credit card receivables; provided, that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, such Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

                  Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any Assignment, the initial report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, or any Enhancement Provider, pursuant to the provisions of this


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Agreement or any Enhancement Agreement, unless such Certificateholders or any
Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Series Enhancement, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any Assignment, the initial report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 50% of the Investor Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

                  (f) Except as provided in subsection 4.03(d), the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

                  (g) except as may be required by subsection 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferors with their representations and warranties or for any other purpose.

                  Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferors of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferors or the Holders of the Transferor Certificates in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or any Series Account by the Servicer.


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                  Section 11.04. Trustee May Own Certificates. Subject to
Section 6.06, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates or Supplemental Certificates with the same rights as it would have if it were not the Trustee.

                  Section 11.05. The Servicer To Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to
Section 7.04, the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (if any) incurred or made by the Trustee (including the fees and expenses of Trustee's counsel) in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section
11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. The obligations of the Servicer under Section 8.04 and this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee. The Transferors agree to reimburse the Servicer for any amount the Servicer pays to the Trustee under this Section 11.05. Notwithstanding anything to the contrary in this Agreement or in any other agreement, payments made by the Transferors to the Servicer under this Section 11.05 shall only be made to the extent the Transferors have available funds for such payments. The Servicer agrees that failure of the Transferors to make any payment to the Servicer under this
Section 11.05 shall not constitute a "claim" (as defined in Section 101 of the United States Bankruptcy Code) against the Transferor. The parties to this Agreement also agree that nothing herein shall limit the obligation of the Servicer to pay all amounts due to the Trustee as provided in this Section 11.05.

                  Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank or a corporation organized and doing business under the laws of the United States of America or any state thereof and subject to supervision or examination by Federal or state authority and authorized under such laws to exercise corporate trust powers that either
(x) has a long-term unsecured debt rating of at least Baa3 by Moody's and BBB-by Standard & Poor's and, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 or (y) shall otherwise be acceptable to each Rating Agency. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.


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                  Section 11.07. Resignation or Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and the Transferors. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer or the Transferors, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver or conservator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or Transferors may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

                  Section 11.08. Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
11.07 shall execute, acknowledge and deliver to the Transferors, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents, statements, money, and other property held by it hereunder, and the Transferors, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall provide notice of such succession hereunder to all


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Investor Certificateholders and the Servicer shall provide such notice to each
Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement.

                  Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 11.10. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given


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to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Transferors.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee, the Transferors, or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

                  Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificates in respect of which such judgment has been obtained.

                  Section 11.13. Suits for Enforcement.

                  (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of


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any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificates.

                  (b) If an Insolvency Event shall have occurred with respect to a Transferor or an Account Owner, the Trustee shall:

                  (i) unless prohibited by applicable law, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Certificateholders to recover, repossess, collect or liquidate the Receivables or any other Trust Assets on a "self-help" basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Certificateholders;

                  (ii) promptly, and in any case within any applicable claims bar period specified under applicable law, file and prove a claim or claims under applicable law, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Certificates and file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial, administrative, corporate or other proceedings relating to such Transferor, its creditors or its property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Certificateholders' status as secured creditors are successfully challenged; and

                  (iii) collect and receive any moneys or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Certificateholders to the Certificateholders.

                  (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                  Section 11.14. Rights of Certificateholders To Direct Trustee. Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Investor Amount of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal


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liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

                  Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants as of each Closing Date that:

                  (a) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of New York;

                  (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

                  (c) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

                  Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the Borough of Manhattan, The City of New York, in the case of Registered Certificates and Holders thereof, and (b) in London or Luxembourg, in the case of Bearer Certificates and Holders thereof, if and for so long as any Bearer Certificates are outstanding. The Corporate Trust Office shall initially be located at Four Albany Street, New York, New York 10006. The Trustee will give prompt notice to the Servicer, the Transferors and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  Section 11.17. Capacity of Trustee. It is expressly understood and agreed by the parties hereto that (a) the Trustee accepts all right, title and interest to the Receivables, the proceeds thereof, and the other property, now existing and hereafter created, conveyed to the Trustee under this Agreement as Trustee for the benefit of the Certificateholders and, if provided in a Supplement, the Series Enhancers, and not in its individual capacity, (b) under no circumstance will the Trustee be deemed to make any representations or warranties in its individual capacity in respect of the Receivables so conveyed,
(c) the Trustee shall have no obligation to expend its own funds to purchase Receivables pursuant to the terms of this Agreement, and (d) under no circumstance shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust.


                               [END OF ARTICLE XI]


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                                  ARTICLE XII

                                   Termination

                  Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferors, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.04, 8.04, 12.02(b) and 13.11 upon the earliest of (i) December 31, 2044, (ii) the day following the payment date on which the Investor Amount and the Enhancement Investor Amount, if any, for each Series is zero (provided that the Transferors have delivered a written notice to the Trustee electing to terminate the Trust) and (iii) the time provided in subsection 9.02(b).

                  Section 12.02. Final Distribution.

                  (a) The Servicer shall give the Trustee at least 30 days prior notice of the payment date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06,
9.02 or 10.01, notice of such payment date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such payment date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section
3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

                  (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall


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not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferors any moneys held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferors, Investor Certificateholders entitled to the money must look to the Transferors for payment as general creditors unless an applicable abandoned property law designates another Person.

                  (c) In the event that the Investor Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to 100% of the Investor Amount and accrued and unpaid interest thereon with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed such Series' Series Percentages of Receivables on such Series Termination Date). The proceeds from any such sale shall be allocated and distributed in accordance with the terms of the applicable Supplement.

                  Section 12.03. Transferors' Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and, if any part of the Transferors' Interest is then evidenced by a certificate or certificates, the surrender of such certificate or certificates, the Trustee shall sell, assign and convey to the Holders of the Transferors' Interest or their designee, without recourse, representation or warranty, all right, title and interest of the Trustee in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof except for amounts held by the Trustee pursuant to subsection 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holders of the Transferors' Interest to vest in the Holders of the Transferors' Interest or their designee all right, title and interest which the Trustee had in the Receivables and such other related assets.

                  Section 12.04. Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

                  (a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in subsection 12.04(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in subsection 12.04(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the Transferors' obligations with respect to such Certificates under Sections 6.04 and 6.05; (iii) the rights, powers, trusts, duties,


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and immunities of the Trustee, the Paying Agent and the Registrar hereunder; and
(iv) this Section 12.04 and Section 13.11.

                  (b) Subject to subsection 12.04(c), the Transferors at their option may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

                  (c) The following shall be the conditions to Defeasance under subsection 12.04(a):

                  (i) the Transferors irrevocably shall have deposited or caused to be deposited with the Trustee (such deposit to be made from other than the Transferors' or any Affiliate of the Transferors' funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount), and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Series Enhancers with respect to the Defeased Series;

                  (ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Transferors) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

                  (iii) prior to its first exercise of its right pursuant to this Section 12.04 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations, and (in any case) an Opinion of Counsel to the effect that (A) such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and (B) if the short-term deposit or long-term unsecured debt obligations of the ultimate parent of the Transferors are not rated at least P-3 or Baa3, respectively, by Moody's, such deposit and termination of obligations would not be a fraudulent transfer (based in reliance on certain certificates to the effect that the Transferors have received reasonably equivalent value and as to the solvency of the Transferors);

                  (iv) the Transferors shall have delivered to the Trustee an Officer's Certificate of the Transferors stating the Transferors reasonably believe that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event with respect to any Series or any event


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         that, with the giving of notice or the lapse of time, would result in the occurrence of a Pay Out Event with respect to any Series; and

                  (v) the Rating Agency Condition shall have been satisfied and the Transferors shall have delivered copies of such written notice to the Servicer and the Trustee.

                  Section 12.05. Optional Purchase.

                  (a) If so provided in any Supplement, the Transferors may (so long as the Transferor causing such distribution is the Servicer or an Affiliate of the Servicer), but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Investor Certificates on a specified Distribution Date or when the Investor Amount reaches a specified level or under any circumstances specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.02, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferors or the parent or parents of the Transferors are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferors shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Collection Account or any Series Account as provided in the related Supplement would not constitute a fraudulent transfer of the Transferors (based in reliance on certificates to the effect that the Transferors have received reasonably equivalent value and as to the solvency of the Transferors).

                  (b) The amount deposited pursuant to subsection 12.05(a) shall be paid to the Investor Certificateholders of the related Series pursuant to
Section 12.02 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferors pursuant to subsection 12.05(a) shall be delivered by the Transferors upon such purchase to, and be cancelled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferors. The Investor Amount of each Series which is purchased by the Transferors pursuant to subsection 12.05(a) shall, for the purposes of the definitions of "Series Invested Amount" and "Transferor Amount," be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Amount shall thereupon be increased by the Series Invested Amount of such Series.


                              [END OF ARTICLE XII]


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                                  ARTICLE XIII

                            Miscellaneous Provisions

                  Section 13.01. Amendment; Waiver of Past Defaults.

                  (a) This Agreement or any Supplement may be amended from time to time (including in connection with (x) the provision of additional Series Enhancement for the benefit of the Certificateholders of any Series (or the reduction of such Series Enhancement), (y) the addition of a Participation Interest to the Trust or (z) the designation of an Additional Transferor) by the Servicer, the Transferors (including, if applicable, any Additional Transferor being designated) and the Trustee without the consent of any of the Certificateholders, provided that (i) each Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that such Transferor reasonably believes that such action will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment.

                  (b) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Transferors and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or
(iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed not to adversely affect any outstanding Series with respect to which the Transferors shall deliver an Opinion of Counsel, addressed and delivered to the Trustee, that such action will not, in such counsel's reasonable opinion, have an Adverse Effect with respect to such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

                  (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency.

                  (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such


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
consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (e) Any Supplement executed in accordance with the provisions of subsection 6.03(b) shall not be considered an amendment to this Agreement for the purposes of this Section.

                  (f) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate Investor Amount of the Investor Certificates of each Series, or with respect to any Series with two or more Classes, of each Class (or with respect to any default that does not relate to all Series, 66-2/3% of the aggregate Investor Amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Transferors or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 13.02. Protection of Right, Title and Interest to
Trust.

                  (a) The Transferors shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust Assets. The Transferors shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferors shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

                  (b) No Transferor shall change its name, or its type or jurisdiction of organization unless it has first (i) made all filings in all relevant jurisdictions under the UCC and other applicable law as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Trustee in the Receivables, the proceeds thereof, and the other property conveyed to the Trustee hereunder, and (ii) delivered to the Servicer and the Trustee an Opinion of Counsel to the effect that all necessary filings have been made under the UCC in all relevant jurisdictions as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Trustee in the Receivables, the proceeds thereof, and the other property conveyed to the Trustee hereunder.

                  (c) Each Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

                  (d) The Transferors will deliver to the Trustee: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1; (ii) on each Addition Date on which any Additional Accounts (other than Automatic Additional Accounts) are to be designated as Accounts pursuant to subsection 2.08(a) or (b) and on each date specified in subsection 2.08(d)(iii) with respect to the designation of Automatic Additional Accounts as Accounts, an Opinion of Counsel substantially in the form of Exhibit G-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to subsection 2.08(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit G-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31 of each year, beginning with March 31, 1995 and ending with March 31, 2001 and on or before May 31 of each year, beginning with May 31, 2002, an Opinion of Counsel substantially in the form of Exhibit G-2.

                  Section 13.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such

Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 13.05. Notices; Payments.

                  (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferors to Fleet Credit Card Funding, LLC, Suite PA EH 066 01L, 680 Blair Mill Road, Horsham, PA 19044, Attention:
President, with a copy to General Counsel of Fleet Credit Card Funding, LLC, Mail Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, PA 19044; (ii) in the case of the Servicer, to Fleet Bank (RI), National Association, Securitization Department, Mail Stop: PA EH 066 01H, 680 Blair Mill Road, Horsham, PA 19044,
Attention: Director of Securitization Structuring, with a copy to General Counsel, Mail Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, PA 19044; (iii) in the case of the Trustee, to The Corporate Trust Office (facsimile no.
(212)-250-6439, in the case of Moody's, to 99 Church Street, New York, New York 10007, Attn: ABS Monitoring Department, 4th Floor (facsimile no. 212-553-4600);
(iv) in the case of Standard & Poor's, to 55 Water Street, 40th Floor, New York, New York 10041, Attn: Asset Backed Group, (facsimile no. 212-438-2648); (v) in the case of the Paying Agent or the Transfer Agent and Registrar, to the Corporate Trust Office, New York, New York 10006, Attn: Corporate Trust and Agency Group/Structured Finance Group (facsimile no. (212) 250-6439), and (vi) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

                  (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

                  (c) All Notices to be made to the Transferors shall be deemed given if one Notice is provided to the address of FCCF. All payments hereunder to Fleet (RI) shall be made to such account as Fleet (RI) may specify in writing. All payments hereunder to the Transferors shall be deemed made if made to such account as FCCF may specify in writing.

                  Section 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferors, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

                  Section 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

                  Section 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the Aggregate Investor Amount.

                  Section 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

                  Section 13.10. Further Assurances. The Transferors and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                  Section 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, each Transferor, each Series Enhancer and each Holder of a Transferor Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

                  Notwithstanding any prior termination of this Agreement, neither the Servicer, the Trustee, any Transferor nor the Certificateholders shall institute, or join in instituting a proceeding against any Transferor under any Debtor Relief Law or other proceedings under any United States federal or state bankruptcy or similar law.

                  Section 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 13.13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

                  Section 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

                  Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Transferors or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  IN WITNESS WHEREOF, Fleet (RI) as Servicer and as Seller prior to the Substitution Date, FCCF, as Transferor on and after the Substitution Date and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                          FLEET CREDIT CARD FUNDING, LLC,
                          Transferor,


                          By: /s/ Jeffrey Lipson
                              ----------------------------
                               Name: Jeffrey Lipson
                               Title: Vice President



                          FLEET BANK (RI), NATIONAL ASSOCIATION,
                          Seller prior to the Substitution Date and as Servicer,


                          By: /s/ Jeffrey Lipson
                              ----------------------------
                               Name: Jeffrey Lipson
                               Title: Vice President



                          BANKERS TRUST COMPANY,
                          not in its individual capacity, but solely as Trustee


                          By: /s/ Peter Becker
                              ----------------------------
                               Name: Peter Becker
                               Title: Assistant Vice President

                                                                     EXHIBIT A


                            FORM OF BASE CERTIFICATE


                  THIS BASE CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS BASE CERTIFICATE NOR ANY PORTION HEREOF OR ANY INTEREST HEREIN MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.


                  THIS BASE CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. __                                                             One Unit

                        FLEET CREDIT CARD MASTER TRUST II
                                BASE CERTIFICATE

                     THIS CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
                        FLEET CREDIT CARD MASTER TRUST II

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts originated or acquired by Fleet Bank (RI), National Association ("Fleet RI"), and, in certain circumstances, certain Additional Account Owners (as defined in the Pooling and Servicing Agreement referred to below).

              (Not an interest in or obligation of the Transferors
                            or any affiliate thereof)

                  This certifies that FLEET CREDIT CARD FUNDING, LLC is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest or the interest of any holder of a Supplemental Certificate pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of January 1, 2002 (as amended and supplemented, the "Agreement"), between Fleet Credit Card Funding, LLC, a Delaware limited liability company ("FCCF"), as Transferor, Fleet Bank (RI), National Association, a national banking association, as Servicer, and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Allocated Interchange and Recoveries as provided in the Agreement, (iii) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) of and Collections of such Receivables (iv) all funds which are from time to time on deposit in the Collection Account, the Excess Funding Account and in the Series Accounts, (v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Certificates, (vi) the rights, remedies, powers, privileges and claims of the Transferor with respect to the Receivables Purchase Agreement dated as of January 1, 2002 between Fleet
(RI) and FCCF; and (vii) all other assets and interests constituting the Trust Assets.

                  Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, FCCF by virtue of the acceptance hereof assents and is bound.

                  The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Finance Charges, Cash Advance Fees, Late Fees, annual membership fees and other fees and charges with respect to the Accounts.

                  This Certificate is the Base Certificate, which represents FCCF's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Base Certificate at any time in the Receivables in the Trust shall not exceed the Transferors' Interest at such time. In addition to the Base Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Transferors' Interest not allocated to FCCF. This Base Certificate shall not represent any interest in the Collection Account, the Excess Funding Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

                  FCCF has entered into the Agreement, and this Certificate is issued, with the intention that, except as otherwise provided for in any Supplement, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness secured by the Receivables. FCCF, by entering into the Agreement and by the acceptance of this Certificate, agrees to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, FCCF caused this Certificate to be duly executed.

                                                FLEET CREDIT CARD FUNDING, LLC


                                                By: ________________________
                                                    Name:
                                                    Title:

Dated:





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is the Base Certificate described in the within-mentioned Agreement.


BANKERS TRUST COMPANY,
  as Trustee


By:  ________________________
            Authorized Officer

                                                                      EXHIBIT B


            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS


                  ASSIGNMENT No. ____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of __________ ____, ____ by and among Fleet Credit Card Funding, LLC, a Delaware limited liability company ("FCCF"), as Transferor (the "Transferor"), Fleet Bank (RI), National Association, as Servicer (the "Servicer"), [[__________], an Additional Transferor] ([__________] and, together with [FCCF], the "Participating Transferor(s)") and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS the Participating Transferor(s), the Servicer, and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993 as amended and restated as of January 1, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Agreement");

                  WHEREAS pursuant to the Agreement, the Participating Transferor(s) wish[es] to designate Additional Accounts to be included as Accounts and to convey the Receivables in such Additional Accounts, whether existing in such Additional Accounts on the Addition Cut-Off Date or thereafter created, to the Trustee (as each such term is defined in the Agreement);

                  WHEREAS the Trustee is willing to accept designation and conveyance subject to the terms and conditions hereof; and

                  WHEREAS the Servicer is willing to service the Receivables hereby conveyed under the terms and conditions specified in the Agreement and herein.

                  NOW, THEREFORE, the Participating Transferor(s), the Servicer and the Trustee hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

                  "Addition Cut-Off Date" shall mean __________ ____, ____.

                  "Addition Date" shall mean, with respect to the Additional Accounts, __________ ____, ____.

                  "Additional Accounts" shall mean the Additional Accounts, as defined in the Agreement, that are designated hereby and listed on Schedule 1 hereto.

                  "Notice Date" shall mean, with respect to the Additional Accounts designated hereby, the fifth Business Day prior to the Addition Date.

                  2. Designation of Additional Accounts. The Servicer does hereby deliver herewith a computer file or microfiche list containing a true and complete schedule identifying all the Additional Accounts, specifying for each such Additional Account, as of the Addition Cut-Off Date, its account number, its collection status, the aggregate amount of Receivables outstanding in such Additional Account and the aggregate amount of Principal Receivables in such Additional Account. Such computer file or microfiche list shall be, as of the date of this Assignment, incorporated into and made part of this Assignment and the Agreement and is marked as Schedule 1 to this Assignment.

                  3. Conveyance of Receivables.

                  (a) Each of the Participating Transferor(s) do[es] hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all of its right, title and interest in and to (i) the Receivables now existing and hereafter created from time to time until the termination of the Trust and arising in connection with the Additional Accounts, (ii) all monies due or to become due and all amounts received with respect to such Receivables and (iii) all proceeds (including "proceeds" as defined in the UCC) of and Collections of such Receivables, including Insurance Proceeds and Recoveries relating to such Receivables, and (iv) to the extent not otherwise included in such Receivables, Allocated Interchange allocable to such Accounts. The foregoing transfer, assignment, set over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Servicer, the Participating Transferor(s) or any other Person in connection with the Additional Accounts, the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, VISA, MasterCard or insurers.

                  (b) In connection with such transfer, assignment, set over and conveyance, [the/each] Participating Transferor agrees to record and file, at its own expense, any financing statements (and continuation statements and amendments with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created in the Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of such Receivables to the Trust, and to deliver file-stamped copies of such financing statements or other evidence of such filings (which may, for purposes of this Section 3, consist of a telecopy of file-stamped copies of such financing statements, continuation statements, or amendments, with the original of such file-stamped financing statement delivered within 24 hours) to the Trustee on or prior to the date of this Assignment. The Trustee shall be under no obligation whatsoever to file such financing statement, continuation statement or amendment to such financing statement, or make any other filing under the UCC in connection with such transfer.

                  (c) In connection with such conveyance, each Participating Transferor has, at its own expense, on or prior to the Addition Date, indicated and identified in its books and records (including its computer files) that all Receivables created in connection with the Additional Accounts have been conveyed to the Trustee pursuant to this Assignment for the benefit of the Certificateholders, by identifying such Additional Accounts in such Participating Transferor's computer files by including such Participating Transferor's Code "____" or "____" in the PORTF_CD field of such Participating Transferor's computer files (the "Code"). [The/Each] Participating Transferor agrees not to alter the Code or the field referenced above with respect to any such Additional Account during the term of this Assignment and the Agreement unless and until such Additional Accounts become Removed Accounts or unless and until (i) such Participating Transferor shall give written notice of any such alteration to the Trustee, such written notice to be as of the date of its receipt by the Trustee incorporated into and made part of this assignment and the Agreement, and (ii) the Trustee and such Participating Transferor shall execute and file any UCC financing statement or amendment thereof necessitated by such alteration; provided, that such Participating Transferor may alter the Code of any such Additional Account from "____" to "____" during the term of this Assignment and the Agreement without providing any notice to the Trustee or filing any UCC financing statements or amendment thereof.

                  (d) The parties hereto intend that each transfer of Receivables and other property pursuant to this Assignment constitutes a sale, and not a secured borrowing, for accounting purposes. If and to the extent that the foregoing conveyance is not deemed to be a sale, [the/each] Participating Transferor hereby grants to the Trustee a first priority perfected security interest in all of such Participating Transferor's right, title and interest in and to (i) the Receivables now existing and hereafter created and arising in connection with the Additional Accounts, (ii) all monies due to or to become due and all amounts received with respect thereto, (iii) all proceeds (including "proceeds" as defined in the UCC) of and Collections of such Receivables, including Insurance Proceeds and Recoveries relating thereto and (iv) to the extent not otherwise included in the Receivables, Allocated Interchange allocable to such Accounts. This Assignment shall constitute a security agreement under applicable law.

                  4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance of all right, title and interest in and to the property, now existing and hereafter created, conveyed to the Trustee pursuant to subsection 3(a) of this Assignment, and declares that it shall maintain such right, title and interest upon the trust set forth in the Agreement for the benefit of all the Investor Certificateholders. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance of a security interest in all right, title and interest in and to the property, now existing and hereafter created, granted to the Trustee pursuant to subsection 3 (d) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all the Certificateholders and further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Participating Transferors delivered to the Trustee the computer file or microfiche list described in Section 2 of this Agreement.

                  5. Representations and Warranties of the Participating Transferor(s). [The/Each] Participating Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date, that:

                  (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of such Participating Transferor, enforceable against such Participating Transferor in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity;

                  (b) List of Accounts. As of the Addition Date, to the best knowledge of such Participating Transferor, the computer file or microfiche list of Additional Accounts complies with the requirements of Section 2 hereof.

                  (c) Eligibility of Receivables. As of the Addition Cut-Off Date, to the best knowledge o such Participating Transferor, each Receivable in the related Additional Accounts is an Eligible Receivable in all material respects;

                  (d) Selection Procedures. No selection procedures believed by such Participating Transferor to be adverse to the interests of Investor Certificateholders of any Series was utilized in selecting the Additional Accounts from the available Eligible Accounts available to such Participating Transferor;

                  (e) Insolvency. Such Participating Transferor is not insolvent and will not be made insolvent by the transfer of the Receivables of the Additional Accounts, and such transfer has not been made after the commission of an act of insolvency or in contemplation thereof or with a view to the preference of one creditor over another or with the intent to hinder, delay or defraud such Participating Transferor or any creditor of such Participating Transferor;

                  (f) Security Interest. This Assignment constitutes a valid and continuing security interest in favor of the Trustee in (i) the Receivables now existing and hereafter created from time to time until the termination of the Trust and arising in connection with the Additional Accounts, (ii) all monies due or to become due and all amounts received with respect to such Receivables and (iii) all proceeds (including "proceeds" as defined in the UCC) of and Collections of such Receivables, including Insurance Proceeds and Recoveries relating to such Receivables, and (iv) to the extent not otherwise included in such Receivables, Allocated Interchange allocable to such Accounts, such security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Participating Transferor and which, in the case of existing Receivables in the Additional Accounts and the proceeds thereof, including Insurance Proceeds and Recoveries, is enforceable upon the conveyance of the Receivables to the Trustee, and which will be enforceable with respect to the Receivables hereafter created in respect of the Additional Accounts and the proceeds thereof upon such creation. Upon the filing of the financing statements or amendments thereof described in Section 3 of this Assignment and, in the case of the Receivables of the Additional Accounts thereafter created and the proceeds thereof, upon such creation, the Trustee shall have a first priority perfected security interest in such property, except for (i) Liens permitted under subsection 2.07(b) of the Agreement, (ii) the interests of the holders of the Transferors' Interest under the Agreement and (iii) the right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account or any Series Account as provided in the Agreement. The Receivables described in Section 3 of this Assignment constitute "accounts" within the meaning of the applicable UCC;

                  (g) Creation. At the time of its transfer of any Receivable to the Trustee pursuant to this Assignment, the Transferor owned and had good and marketable title to such Receivables free and clear of any Lien, claim or encumbrance of any Person;

                  (h) Perfection. The Participating Transferor has caused or will have caused, within 10 days of the initial execution of this Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Trustee pursuant to this Assignment;

                  (i) Priority. Other than the security interest granted to the Trustee pursuant to this Assignment, the Participating Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables described in Section 3 of this Assignment. The Participating Transferor has not authorized the filing of and is not aware of any financing statements against the Participating Transferor that cover such Receivables other than any financing statement relating to the transfer and security interest granted to the Trustee pursuant to this Assignment or that has been terminated. The Participating Transferor is not aware of any judgment or tax lien filings against the Participating Transferor;

                  (j) No Pay Out Event. The addition of any Receivable in the Additional Accounts designated hereby on the Addition Date will not, in the reasonable belief of such Participating Transferor, cause a Pay Out Event to occur.

                  6. Conditions Precedent. The acceptance of the Trustee set forth in Section 4 of this Assignment and the amendment of the Agreement as set forth in Section 7 of this Assignment are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Participating Transferor(s) in Section 5 of this Assignment shall be true and correct as of the Addition Date.

                  (b) Officer's Certificate. The Participating Transferor(s) shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in subsections 2.08(c)(ii) through (vi) of the Agreement.

                  (c) Opinion of Counsel. The Participating Transferor shall have delivered to the Trustee Opinions of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit G-2 to the Agreement and as required pursuant to subsections 13.02(d) and 2.08(c)(vi) of the Agreement.

                  [(d) Rating Agencies. The Rating Agency Condition shall have been satisfied.]

                  7. Amendment of the Agreement. The Agreement is hereby amended by providing that all references to the "Pooling and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Agreement.

                  8. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  9. Governing Law. This Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligation, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the undersigned have caused this Assignment of Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                                       FLEET CREDIT CARD FUNDING, LLC,
                                        [Participating] Transferor

                                           By: ____________________
                                                Title:


                                           [-------------------],
                                           Participating Transferor,


                                           By: ____________________
                                                Title:


                                       FLEET BANK (RI), NATIONAL ASSOCIATION,
                                         Servicer


                                           By: ____________________
                                                Title:


                                       BANKERS TRUST COMPANY,
                                         Trustee,


                                           By: ____________________
                                                Title:

                                                                     EXHIBIT C


             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS


                  REASSIGNMENT No. OF RECEIVABLES dated as of __________, ____,(1) by and among Fleet Credit Card Funding, LLC, a Delaware limited liability company ("FCCF"), as Transferor, Fleet Bank (RI), National Association, as Servicer, [__________], an Additional Transferor ([__________] and, together with [FCCF], the "Participating Transferors"), and Bankers Trust Company, a New York banking corporation (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS the Participating Transferors, [_____________] and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993 as amended and restated as of January 1, 2002 (as amended and supplemented, the "Agreement");

                  WHEREAS pursuant to the Agreement, the Participating Transferors wish to remove from the Trust all Receivables in certain designated Accounts (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, to the Participating Transferors; and

                  WHEREAS the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Participating Transferors and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Date" shall mean, with respect to the Removed Accounts, _________ __, ____.

                  "Removal Notice Date" shall mean, with respect to the Removed Accounts, ________ __, ____.

                  "Removed Accounts" shall mean the Removed Accounts, as defined in the Agreement, that are designated hereby and listed on the computer file or microfiche list described in Section 2 hereof.

                  2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Participating Transferors will deliver to the Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the


--------
(1)  To be dated as of the Removal Date.

Receivables of which are being removed from the Trust, specifying for each Removed Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in each Removed Account and the aggregate amount of Principal Receivables in each Removed Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

                  3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to each Participating Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trustee in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof but excluding all Recoveries relating thereto.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Participating Transferors on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts and the proceeds thereof evidencing the release by the Trustee of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

                  4. Representations and Warranties of the Participating Transferors. Each of the Participating Transferors hereby severally represents and warrants to the Trustee, as of the Removal Date:

                  (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of such Participating Transferor, enforceable against such Participating Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) Pay Out Event. Such Participating Transferor reasonably believes that (A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to such Participating Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and
(B) no selection procedure was utilized by such Participating Transferor which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date.

                  (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to subsection 2.09(b) of the Agreement, as of the Removal Date, is true and complete in all material respects.

                  5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

                  6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Participating Transferors and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                                       FLEET CREDIT CARD FUNDING, LLC,
                                         [Participating] Transferor

                                           By: ____________________
                                                Title:



                                           [-------------------],
                                           Participating Transferor,


                                           By: ____________________
                                                Title:


                                       FLEET BANK (RI), NATIONAL ASSOCIATION,
                                         Servicer


                                           By: ____________________
                                                Title:


                                       BANKERS TRUST COMPANY,
                                         Trustee,


                                           By: ____________________
                                                Title:

                                                                       EXHIBIT D


                      FORM OF ANNUAL SERVICER'S CERTIFICATE


                  (To be delivered on or before November 30 of
              each calendar year beginning with November 30, 1994,
                         pursuant to Section 3.05 of the
               Pooling and Servicing Agreement referred to below)


                      FLEET BANK (RI), NATIONAL ASSOCIATION

                          ----------------------------

                        FLEET CREDIT CARD MASTER TRUST II

                          ----------------------------


                  The undersigned, a duly authorized representative of Fleet Bank (RI), National Association, as Servicer ("Fleet"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993 and amended and restated as of January 1, 2002 (as amended and supplemented, the "Agreement"), among Fleet Credit Card Funding, LLC, as Transferor, Fleet, as Servicer, and Bankers Trust Company, as Trustee, does hereby certify that:

                  1. Fleet is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                  2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

                  3. A review of the activities of the Servicer during the period ended September 30, ____, and of its performance under the Agreement was conducted under my supervision.

                  4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the period ended September 30, ____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of _________, _____.

                                      FLEET BANK (RI), NATIONAL ASSOCIATION,
                                        Servicer,

                                             by
                                                 -------------------------
                                                 Name:
                                                 Title:

                                                                    EXHIBIT E-1



                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                                                    EXHIBIT E-2


                          [FORM OF UNDERTAKING LETTER]


                                                                         [Date]


[Bankers Trust Company
Four Albany Street
New York, New York  10006
Attention:  Corporate Trust and Agency Group/Structured Finance Group]

[Fleet Credit Card Funding, LLC
680 Blair Mill Road
Suite PA EH 066 01L
Horsham, Pennsylvania  19044
Attention:  Linda Morris, General Counsel to Fleet Credit Card Funding, LLC]

                  Re: Purchase of $__________ principal amount of Fleet Credit Card Master Trust II, [____%] [Floating Rate] Asset Backed Certificates, Series [____]

Dear Sirs:

                  In connection with our purchase of the above Asset Backed Certificates (the "Certificates") we confirm that:

                  (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

                  (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the Certificates is or has been made available to us;

                  (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

                  (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject nevertheless to the understanding that the disposition of our property shall at all times be and remain within our control;



                                     E-2-1

                  (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption is available from any registration requirements of that Act and any applicable state securities law;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

                                    (A)(1) the sale is to an Eligible Purchaser
                  (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                                    (B) the Certificates are transferred
                  pursuant to Rule 144 under the 1933 Act by us after we have held them for more than three years; or

                                    (C) the Certificates are sold in any other
                  transaction that does not require registration under the 1933 Act and, if the Transferors, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we therefore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                                    (D) the Certificates are transferred
                  pursuant to an exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

                  (vii) we understand that the Certificates will bear a legend to substantially the following effect:

                           "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

                  "THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW)."

The first paragraph of this legend may be removed if the Transferors, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.



                                     E-2-2

                  "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker or dealer in securities. "Benefit Plan" means any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of January 1, 2002 and as thereafter amended and supplemented, among Fleet Credit Card Funding, LLC, Fleet Bank (RI), National Association and Bankers Trust Company, as trustee.



                                            Very truly yours,



                                            ----------------------------
                                                  (Name of Purchaser)


                                            by  _________________________
                                                   (Authorized Officer)



                                     E-2-3

                                                                    EXHIBIT E-3

               THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE
                 ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).(1)




--------

(1) The following text should be included in any Certificate in which the above legend appears:

                  The [Certificates] may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.


                                     E-3-1

                                                                   EXHIBIT F-1


                      [FORM OF CLEARANCE SYSTEM CERTIFICATE
                          TO BE GIVEN TO THE TRUSTEE BY
                      EUROCLEAR OR CLEARSTREAM BANKING FOR
                       DELIVERY OF DEFINITIVE CERTIFICATES
                         IN EXCHANGE FOR A PORTION OF A
                           TEMPORARY GLOBAL SECURITY]

                       FLEET CREDIT CARD MASTER TRUST II,
                      [____%] [Floating Rate] Asset Backed
                           Certificates, Series [____]

                     [Insert title or sufficient description
                        of Certificates to be delivered]

                  We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "Submitted Portion") as provided in the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993 and amended and restated as of January 1, 2002 (as amended and supplemented, the "Agreement") in respect of such issue. This is to certify that
(i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person, substantially in the form of Exhibit F-2 to the Agreement, or (b) from [____________________], substantially in the form of Exhibit F-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

                  We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

                  We understand that this certificate is required in connection with certain securities and tax laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:  __________ ____, ____(1)

                                  [Euroclear Bank S.A./N.V.
                                    as operator of the Euroclear System](2)
                                  [Clearstream Banking, societe anonyme](2)


                                       by ________________________



--------

(1)   To be dated on the Exchange Date.

(2)   Delete the inappropriate reference.


                                     F-1-2

                                                                    EXHIBIT F-2


                      [FORM OF CERTIFICATE TO BE DELIVERED
                       TO EUROCLEAR OR CLEARSTREAM BANKING
                           BY [INSERT NAME OF MANAGER]
                 WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                         QUALIFIED INSTITUTIONAL BUYERS]

                       FLEET CREDIT CARD MASTER TRUST II,
        [____%] [Floating Rate] Asset Backed Certificates, Series [____]


                  In connection with the initial issuance and placement of the above referenced Asset Backed Certificates (the "Certificates"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $__________ aggregate principal amount of the Certificates held in our account at [Euroclear Bank S.A./N.V., as operator of the Euroclear System] [Clearstream Banking, societe anonyme] on behalf of such investor.

                  We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

                  [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

                  The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $__________ and such Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

         "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS


                                     F-2-1

         SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE."

Dated:  __________ ____, ____

                                            [-------------------------]



                                            By ________________________
                                                       Authorized Officer



                                     F-2-2

                                                                    EXHIBIT F-3


                      [FORM OF CERTIFICATE TO BE DELIVERED
            TO EUROCLEAR OR CLEARSTREAM BANKING BY A BENEFICIAL OWNER
          OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

                       FLEET CREDIT CARD MASTER TRUST II,
        [____%] [Floating Rate] Asset Backed Certificates, Series [____]


                  This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account (i) are owned by a person that is a United States Person, or
(ii) are owned by a United States Person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

                  We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

                  This certificate excepts and does not related to U.S. $__________ principal amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.

                  We understand that this certificate is required in connection with certain securities and tax laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political


                                     F-3-1
subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated:   (1)

                              By: _________________________________
                                  As, or as agent for, the beneficial owner(s)
                                  of the interest in the Certificates to which
                                  this certificate relates.



                                     F-3-2

--------

(1) This Certificate must be dated on the earlier of the date of the first actual payment of interest in respect of the Certificates and the date of delivery of the Certificates in definitive form.

                                                                   EXHIBIT G-1


                           FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO AMENDMENTS

                          Provisions to be included in
                   Opinion of Counsel to be delivered pursuant
                             to Section 13.02(d)(i)


                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                  (i) The amendment to the [Pooling and Servicing Agreement], [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Transferors and constitutes the legal, valid and binding agreement of the Transferors, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally or the rights of creditors of national banking associations. The enforceability of the Transferors' obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.


                                     G-1-1

                                                                  EXHIBIT G-2


                           FORM OF OPINION OF COUNSEL
                            WITH RESPECT TO ACCOUNTS

                          Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                          Section 13.02(d)(ii) or (iii)


                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                  1. The Receivables constitute "accounts" as defined in the UCC.

                  2. The Amended and Restated Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the Receivables and the proceeds thereof. Such security interest is perfected and of first priority.




                                     G-2-1

                                                                     SCHEDULE 1



                                List of Accounts